AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2004

           REGISTRATION STATEMENT NOS. 333-______, 333-______-01, 333-______-02,
                                 333-______-03, 333-______-04 AND 333-______-05
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

      FPL GROUP CAPITAL INC                       FLORIDA                      59-2576416
         FPL GROUP, INC.                          FLORIDA                      59-2449419
   FPL GROUP CAPITAL TRUST II                     DELAWARE                     71-6208700
   FPL GROUP CAPITAL TRUST III                    DELAWARE                     20-6218691
        FPL GROUP TRUST I                         DELAWARE                     20-6218700
       FPL GROUP TRUST II                         DELAWARE                     20-6218704
(Exact name of each registrant as     (State or other jurisdiction of       (I.R.S. Employer
    specified in its charter)          incorporation or organization)     Identification No.)

                                ----------------

                             700 Universe Boulevard
                            Juno Beach, Florida 33408
                                 (561) 694-4000

   (Address, including zip code, and telephone number, including area code, of registrants' principal executive office)

                                ----------------

    Dennis P. Coyle, Esq.            Thomas R. McGuigan, P.A.        Robert J. Reger, Jr., Esq.
General Counsel and Secretary        Steel Hector & Davis LLP         Thelen Reid & Priest LLP
       FPL Group, Inc.               1900 Phillips Point West             875 Third Avenue
    700 Universe Boulevard           777 South Flagler Drive          New York, New York 10022
  Juno Beach, Florida 33408       West Palm Beach, Florida 33401           (212) 603-2000
        (561) 694-4000                    (561) 650-7200

        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                ----------------

    It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

                             Richard L. Harden, Esq.
                              Hunton & Williams LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 309-1000

                                ----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

                                ----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                               CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                         PROPOSED MAXIMUM AGGREGATE   AMOUNT OF REGISTRATION
             TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED             OFFERING PRICE (1)(2)               FEE
----------------------------------------------------------------------------------------------------------------------------
FPL GROUP, INC.
---------------
FPL Group, Inc. Guarantee of FPL Group Capital Inc Debt Securities (3)                                          (4)
FPL Group, Inc. Subordinated Guarantee of FPL Group Capital Inc
  Junior Subordinated Debentures (3)                                                                            (4)
FPL Group, Inc. Guarantee of FPL Group Capital Trust II, FPL
  Group Capital Trust III, FPL Group Trust I and FPL Group
  Trust II Preferred Trust Securities (5)(6)                                                                    (4)
FPL Group, Inc. Common Stock, $.01 par value
FPL Group, Inc. Preferred Share Purchase Rights (7)                                                             (8)
FPL Group, Inc. Stock Purchase Contracts (9)
FPL Group, Inc. Stock Purchase Units (9)
FPL Group, Inc. Junior Subordinated Debentures (6)(12)
FPL Group Trust I and FPL Group Trust II Preferred
  Trust Securities (6)(12)
FPL Group, Inc. Preferred Stock
FPL Group, Inc. Guarantee of FPL Group Capital Inc Preferred Stock (3)                                          (4)
---------------------------------------------------------------------------------------------------------------------------
     Total                                                                    $1,400,000,000(6)             $177,380(11)
---------------------------------------------------------------------------------------------------------------------------
FPL GROUP CAPITAL INC (11)
---------------------
FPL Group Capital Inc Debt Securities
FPL Group Capital Inc Junior Subordinated Debentures (6) (12)
FPL Group Capital Trust II and FPL Group Capital Trust III Preferred
  Trust Securities (6) (12)
FPL Group Capital Inc Preferred Stock
----------------------------------------------------------------------------------------------------------------------------
     Total                                                                    $1,400,000,000(10)            $177,380
----------------------------------------------------------------------------------------------------------------------------
     Aggregate Total                                                          $2,800,000,000                $354,760
============================================================================================================================

(1) The aggregate amount of all such securities or combinations of such securities offered by FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II under this registration statement may not exceed $1,400,000,000.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
(3) The value attributable to the FPL Group, Inc. guarantees, if any, is reflected in the market price of the FPL Group Capital Inc Debt Securities, FPL Group Capital Inc Junior Subordinated Debentures or FPL Group Capital Inc Preferred Stock, as the case may be.
(4) Pursuant to Rule 457(n) under the Securities Act, no separate fee for the FPL Group, Inc. guarantees is payable.
(5) The value attributable to the FPL Group, Inc. guarantee, if any, is reflected in the market price of the FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I, and FPL Group Trust II Preferred Trust Securities.
(6) This registration statement is deemed to include the rights of the holders of the Preferred Trust Securities of FPL Group Trust I and FPL Group Trust II under the FPL Group, Inc. Junior Subordinated Debentures, the FPL Group, Inc. Subordinated Indenture and the Agreement as to Expenses and Liabilities, each as described in this registration statement. This registration statement is also deemed to include the rights of the holders of the Preferred Trust Securities of FPL Group Capital Trust II and FPL Group Capital Trust III under the FPL Group, Inc. Guarantee of FPL Group Capital Inc Junior Subordinated Debentures, the FPL Group Capital Inc Junior Subordinated Debentures, the FPL Group Capital Inc Subordinated Indenture and the Agreement as to Expenses and Liabilities, each as described in this registration statement.
(7) The preferred share purchase rights are attached to and will trade with the common stock. The value attributable to the preferred share purchase rights, if any, is reflected in the market price of the common stock.
(8) Since no separate consideration is paid for the preferred share purchase rights, the registration fee for such securities is included in the fee related to the common stock.
(9) There is being registered hereunder an indeterminate number of shares of common stock issuable by FPL Group, Inc. upon settlement of the stock purchase contracts or stock purchase units.
(10) If any securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,400,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(11) FPL Group Capital Inc is only registering the offering of non-convertible securities.
(12) FPL Group, Inc. Junior Subordinated Debentures may be purchased by FPL Group Trust I and/or FPL Group Trust II with the proceeds from the sale of its Preferred Trust Securities. FPL Group Capital Inc Junior Subordinated Debentures may be purchased by FPL Group Capital Trust II and/or FPL Group Capital Trust III with the proceeds from the sale of their respective Preferred Trust Securities. No separate consideration will be received for the FPL Group, Inc. or FPL Group Capital Inc Junior Subordinated Debentures.

     Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this registration statement and Registration Statement File Nos. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                    SUBJECT TO COMPLETION, DATED JUNE 4, 2004

PROSPECTUS

                                 FPL GROUP, INC.
           COMMON STOCK WITH ATTACHED PREFERRED SHARE PURCHASE RIGHTS,
                                PREFERRED STOCK,
                         JUNIOR SUBORDINATED DEBENTURES,
                            STOCK PURCHASE CONTRACTS
                                       AND
                              STOCK PURCHASE UNITS

                           --------------------------

                              FPL GROUP CAPITAL INC

       DEBT SECURITIES, JUNIOR SUBORDINATED DEBENTURES AND PREFERRED STOCK

                  GUARANTEED AS DESCRIBED IN THIS PROSPECTUS BY

                                 FPL GROUP, INC.

                           --------------------------

                           FPL GROUP CAPITAL TRUST II
                           FPL GROUP CAPITAL TRUST III
                                FPL GROUP TRUST I
                               FPL GROUP TRUST II
                           PREFERRED TRUST SECURITIES

                  GUARANTEED AS DESCRIBED IN THIS PROSPECTUS BY

                                 FPL GROUP, INC.

                           --------------------------

     Each of FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer from time to time up to $1,400,000,000 of securities provided that the aggregate amount of securities offered by all such issuers may not exceed $1,400,000,000. In addition, each of FPL Group, Inc., FPL Group Capital Inc and FPL Group Capital Trust II may offer from time to time up to $600,000,000 of additional securities provided that the aggregate amount of such additional securities offered by those three issuers may not exceed $600,000,000.

     FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

     FPL Group's common stock is listed on the New York Stock Exchange and trades under the symbol "FPL."

     FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 56 of this prospectus also provides more information on this topic.

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT IN THESE SECURITIES.

     FPL Group's, FPL Group Capital's, FPL Group Capital Trust II's, FPL Group Capital Trust III's, FPL Group Trust I's and FPL Group Trust II's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

               ---------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 _________, ____

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................2

RISK FACTORS...................................................................3

FPL GROUP CAPITAL..............................................................6

FPL GROUP......................................................................6

FPL GROUP CAPITAL TRUST II, FPL GROUP CAPITAL TRUST III,
   FPL GROUP TRUST I AND FPL GROUP TRUST II....................................6

USE OF PROCEEDS................................................................6

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND
   RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED DIVIDENDS.................7

WHERE YOU CAN FIND MORE INFORMATION............................................7

INCORPORATION BY REFERENCE.....................................................7

CAUTIONARY STATEMENTS..........................................................8

DESCRIPTION OF OFFERED DEBT SECURITIES.........................................8

DESCRIPTION OF THE DEBT SECURITIES GUARANTEE..................................19

DESCRIPTION OF COMMON STOCK...................................................21

DESCRIPTION OF PREFERRED STOCK................................................25

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS..............27

DESCRIPTION OF PREFERRED TRUST SECURITIES.....................................27

DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEE.......................36

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
   AND THE SUBORDINATED GUARANTEE.............................................39

INFORMATION CONCERNING THE TRUSTEES...........................................55

PLAN OF DISTRIBUTION..........................................................56

EXPERTS.......................................................................57

LEGAL OPINIONS................................................................57

                              ABOUT THIS PROSPECTUS

     This prospectus is a combined prospectus which relates to two different registration statements filed at different times with the Securities and Exchange Commission ("SEC"), each using a "shelf" registration process. The registration statements to which this combined prospectus relates are the following:

     (1)  Registration Statement Nos. 333-102173, 333-102173-01, 333-102173-02
          and 333-102173-03, declared effective by the SEC on April 3, 2003, pursuant to which

          (a) FPL Group may offer from time to time, in one or more offerings, up to a total of $600,000,000 of common stock with attached preferred share purchase rights, stock purchase contracts, stock purchase units, guarantees of FPL Group Capital's debt securities and junior subordinated debentures and/or guarantees of the preferred trust securities of FPL Group Capital Trust II,

          (b) FPL Group Capital may offer from time to time, in one or more offerings, up to a total of $600,000,000 of debt securities and junior subordinated debentures, and

          (c) FPL Group Capital Trust II may offer from time to time, in one or more offerings, up to a total of $600,000,000 of preferred trust securities;

          provided that the aggregate amount of all such securities or combinations of such securities offered by FPL Group, FPL Group Capital and FPL Group Capital Trust II under that registration statement may not exceed $600,000,000.

     (2)  Registration Statement Nos. 333-______, 333-______-01, 333-______-02,
          333-______-03, 333-______-04 and 333-______-05 , declared effective by the SEC on _______________, pursuant to which

          (a) FPL Group may offer from time to time, in one or more offerings, up to a total of $1,400,000,000 of common stock with attached preferred share purchase rights, stock purchase contracts, stock purchase units, preferred stock, junior subordinated debentures, guarantees of FPL Group Capital's debt securities, junior subordinated debentures and preferred stock and/or guarantees of the preferred trust securities of FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II,

          (b) FPL Group Capital may offer from time to time, in one or more offerings, up to a total of $1,400,000,000 of debt securities, junior subordinated debentures and preferred stock, and

          (c) FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer from time to time, in one or more offerings, up to a total of $1,400,000,000 of preferred trust securities;

          provided that the aggregate amount of all such securities or combinations of such securities offered by FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II under that registration statement may not exceed $1,400,000,000. FPL Group Capital Trust II and FPL Group Capital Trust III are each referred to in this prospectus as "FPL Group Capital Trust" and FPL Group Trust I and FPL Group Trust II are each referred to in this prospectus as "FPL Group Trust." In addition FPL Group Capital Trust and FPL Group Trust are each referred to in this prospectus as the "Trust."

     This prospectus provides you with a general description of the securities that FPL Group, FPL Group Capital and/or the Trust may offer. Each time FPL Group, FPL Group Capital and/or the Trust sells securities, FPL Group, FPL Group Capital and/or the Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

     For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

                                  RISK FACTORS

     Before purchasing the securities, investors should carefully consider the following risk factors together with the other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO COMPLEX LAWS AND REGULATIONS AND TO CHANGES IN LAWS AND REGULATIONS, INCLUDING INITIATIVES REGARDING RESTRUCTURING OF THE ENERGY INDUSTRY. FLORIDA POWER & LIGHT COMPANY HOLDS FRANCHISE AGREEMENTS WITH LOCAL MUNICIPALITIES AND COUNTIES, AND MUST RENEGOTIATE EXPIRING AGREEMENTS. THESE FACTORS MAY HAVE A NEGATIVE IMPACT ON THE BUSINESS AND RESULTS OF OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital are subject to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978 and the Public Utility Holding Company Act of 1935, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Florida Public Service Commission and the utility commissions of other states in which FPL Group or FPL Group Capital have operations, and the U.S. Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs). The Florida Public Service Commission has the authority to disallow recovery by Florida Power & Light Company of costs that it considers excessive or imprudently incurred.

     The regulatory process generally restricts Florida Power & Light Company's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

     FPL Group and FPL Group Capital are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, waste management, wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or increase costs. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

     FPL Group and FPL Group Capital operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation of the production and sale of electricity. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

     FPL Group's results of operations could be affected by Florida Power & Light Company's ability to renegotiate franchise agreements with municipalities and counties in Florida.

THE OPERATION OF POWER GENERATION FACILITIES, INCLUDING NUCLEAR FACILITIES, INVOLVES SIGNIFICANT RISKS THAT COULD ADVERSELY AFFECT THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     The operation of power generation facilities involves many risks, including start up risks, breakdown or failure of equipment, transmission lines or pipelines, use of new technology, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected or contracted levels of output or efficiency. This could result in lost revenues and/or increased expenses. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power. In addition to these risks, FPL Group's nuclear units face certain risks that are unique to the nuclear industry including the ability to dispose of spent nuclear fuel, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's plants or at the plants of other nuclear operators. Breakdown or failure of an operating facility of FPL Energy, LLC, a subsidiary of FPL Group Capital, may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

THE CONSTRUCTION OF, AND CAPITAL IMPROVEMENTS TO, POWER GENERATION FACILITIES INVOLVE SUBSTANTIAL RISKS. SHOULD CONSTRUCTION OR CAPITAL IMPROVEMENT EFFORTS BE UNSUCCESSFUL, THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL COULD BE NEGATIVELY AFFECTED.

     FPL Group's and FPL Group Capital's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, FPL Group and FPL Group Capital could be subject to additional costs, termination payments under committed contracts and/or the write off of their investment in the project or improvement.

THE USE OF DERIVATIVE CONTRACTS BY FPL GROUP AND FPL GROUP CAPITAL IN THE NORMAL COURSE OF BUSINESS COULD RESULT IN FINANCIAL LOSSES THAT NEGATIVELY IMPACT THE RESULTS OF OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital use derivative instruments, such as swaps, options, futures and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities. FPL Group and FPL Group Capital could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts. In addition, Florida Power & Light Company's use of such instruments could be subject to prudency challenges and if found imprudent, cost recovery could be disallowed by the Florida Public Service Commission.

FPL GROUP'S UNREGULATED BUSINESSES, PARTICULARLY FPL ENERGY, ARE SUBJECT TO RISKS, MANY OF WHICH ARE BEYOND THE CONTROL OF FPL GROUP AND FPL GROUP CAPITAL, THAT MAY REDUCE THE REVENUES AND ADVERSELY IMPACT THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     There are other risks associated with FPL Group's and FPL Group Capital's non-rate regulated businesses, particularly FPL Energy. In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel, transmission constraints, competition from new sources of generation, excess generation capacity and demand for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy. FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair its future financial results. In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's and FPL Group Capital's financial results. In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable FPL Energy's ability to sell and deliver its wholesale power may be limited.

FPL GROUP'S AND FPL GROUP CAPITAL'S ABILITY TO SUCCESSFULLY IDENTIFY AND COMPLETE ACQUISITIONS IS SUBJECT TO SIGNIFICANT RISKS, INCLUDING THE EFFECT OF INCREASED COMPETITION RESULTING FROM THE CONSOLIDATION OF THE POWER INDUSTRY.

     FPL Group and FPL Group Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry. In addition, FPL Group and FPL Group Capital may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

BECAUSE FPL GROUP AND FPL GROUP CAPITAL RELY ON ACCESS TO CAPITAL MARKETS, THE INABILITY TO ACCESS CAPITAL MARKETS ON FAVORABLE TERMS MAY LIMIT THE ABILITY OF FPL GROUP AND FPL GROUP CAPITAL TO GROW THEIR BUSINESSES AND WOULD LIKELY INCREASE INTEREST COSTS.

     FPL Group and FPL Group Capital rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group and FPL Group Capital to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets which, in turn could impact FPL Group's and FPL Group Capital's ability to grow their businesses and would likely increase their interest costs.

WEATHER CONDITIONS CAN AFFECT FPL GROUP'S AND FPL GROUP CAPITAL'S RESULTS OF OPERATIONS.

     FPL Group's and FPL Group Capital's results of operations can be affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities. In addition, severe weather can be destructive, causing outages and/or property damage, which could require additional costs to be incurred.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO COSTS AND OTHER EFFECTS OF LEGAL PROCEEDINGS, CHANGES IN TAX AND INFLATION RATES, AND CHANGES IN OR ADDITIONS TO APPLICABLE TAX POLICIES, RATES OF INFLATION, ACCOUNTING STANDARDS, SECURITIES LAWS AND CORPORATE GOVERNANCE REQUIREMENTS.

     FPL Group and FPL Group Capital are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims; as well as the effect of new, or changes in, tax rates or policies, rates of inflation, accounting standards, securities laws or corporate governance requirements.

THREATS OF TERRORISM AND CATASTROPHIC EVENTS THAT COULD RESULT FROM TERRORISM MAY IMPACT THE OPERATIONS OF FPL GROUP AND FPL GROUP CAPITAL IN UNPREDICTABLE WAYS.

     FPL Group and FPL Group Capital are subject to direct and indirect effects of terrorist threats and activities. Generation and transmission facilities, in general, have been identified as potential targets. The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

THE ABILITY OF FPL GROUP AND FPL GROUP CAPITAL TO OBTAIN INSURANCE AND THE TERMS OF ANY AVAILABLE INSURANCE COVERAGE COULD BE AFFECTED BY NATIONAL AND COMPANY-SPECIFIC EVENTS.

     FPL Group's and FPL Group Capital's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national events as well as company-specific events.

FPL GROUP AND FPL GROUP CAPITAL ARE SUBJECT TO EMPLOYEE WORKFORCE FACTORS THAT COULD AFFECT THE BUSINESSES AND FINANCIAL CONDITION OF FPL GROUP AND FPL GROUP CAPITAL.

     FPL Group and FPL Group Capital are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees or work stoppage that could affect the business and financial condition of FPL Group and FPL Group Capital.

                                FPL GROUP CAPITAL

     FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of FPL Group. FPL Group Capital holds the capital stock of, and provides funding for, FPL Group's operating subsidiaries other than Florida Power & Light Company. These operating subsidiaries' business activities primarily consist of non-rate regulated power projects.

                                    FPL GROUP

     FPL Group is a holding company incorporated in 1984 as a Florida corporation. FPL Group's principal subsidiary, Florida Power & Light Company, is a rate-regulated utility engaged in the generation, transmission, distribution and sale of electric energy. Other operations are conducted through FPL Group Capital. FPL Group is a public utility holding company, as defined in the Public Utility Holding Company Act of 1935. FPL Group is exempt from substantially all of the provisions of the Public Utility Holding Company Act of 1935.

            FPL GROUP CAPITAL TRUST II, FPL GROUP CAPITAL TRUST III,
                    FPL GROUP TRUST I AND FPL GROUP TRUST II

     FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II are Delaware statutory trusts created pursuant to separate trust agreements among FPL Group as depositor of the Trust, The Bank of New York as the Property Trustee, The Bank of New York (Delaware) as the Delaware Trustee and one or more Administrative Trustees appointed by FPL Group. The trust agreements will be amended and restated substantially in the form filed as an exhibit to the registration statement. Each trust agreement, as so amended and restated, is referred to in this prospectus as the "Trust Agreement." FPL Group Capital Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group Capital as trust assets. FPL Group Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group as trust assets. All of the common trust securities will be owned by FPL Group. The common trust securities will represent at least 3% of the total capital of the Trust. Payments on any distribution payment date or redemption date will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the trust agreement. The Trust has a term of approximately 50 years, but may dissolve earlier as provided in the Trust Agreement.

     The Trust's business and affairs will be conducted by its Administrative Trustees. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the Trust is 700 Universe Boulevard, Juno Beach, Florida 33408, and the telephone number is (561) 694-4000.

                                 USE OF PROCEEDS

     Unless otherwise stated in a prospectus supplement, FPL Group Capital and FPL Group will each add the net proceeds from the sale of these securities to its respective general funds. FPL Group uses its general funds for corporate purposes, including to provide funds for its subsidiaries. FPL Group Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding long-term debt obligations. FPL Group Capital and FPL Group will each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

     FPL Group Capital Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group Capital. FPL Group Capital will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

     FPL Group Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group. FPL Group will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

    CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
                     FIXED CHARGES PLUS PREFERRED DIVIDENDS

     The following table shows FPL Group's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

                           Years Ended December 31,
               -------------------------------------------------
               2003        2002       2001       2000       1999
               ----        ----       ----       ----       ----
               3.28        2.95       3.60       4.05       4.86

     FPL Group's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2004 was 2.08.

                       WHERE YOU CAN FIND MORE INFORMATION

     FPL Group files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL Group with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL Group. FPL Group also maintains an Internet site (http://www.fplgroup.com).

     FPL Group Capital does not file reports or other information with the SEC. FPL Group includes summarized financial information relating to FPL Group Capital in some of its reports filed with the SEC. FPL Group does not intend to include any separate financial information with respect to FPL Group Capital in its consolidated financial statements because FPL Group and FPL Group Capital have determined that this information is not material to the holders of FPL Group Capital's debt securities.

     No separate financial statements of the Trust are included in this prospectus. FPL Group and the Trust do not consider those financial statements to be material to holders of the preferred trust securities because (1) the Trust is a newly formed special purpose entity and has no operating history or independent operations, and (2) the Trust is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures of FPL Group Capital, in the case of FPL Group Capital Trust, and the junior subordinated debentures of FPL Group in the case of FPL Group Trust and issuing its preferred trust securities and common trust securities. FPL Group and the Trust do not expect the Trust to file periodic reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934.

                           INCORPORATION BY REFERENCE

     The SEC allows FPL Group Capital, FPL Group and the Trust to "incorporate by reference" the information that FPL Group files with the SEC, which means that FPL Group Capital, FPL Group and the Trust may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that FPL Group files in the future with the SEC will automatically update and supersede this information. FPL Group Capital, FPL Group and the

Trust are incorporating by reference the documents listed below and any future filings FPL Group makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of that registration statement, as well as after the date of this prospectus until FPL Group, FPL Group Capital and/or the Trust sell all of these securities:

     (1) FPL Group's Annual Report on Form 10-K for the year ended December 31, 2003;

     (2) FPL Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

     (3) FPL Group's Current Reports on Form 8-K filed with the SEC on March 1, 2004 and March 12, 2004.

     You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York, 10022, (212) 603-2000. FPL Group will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

                              CAUTIONARY STATEMENTS

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL Group, FPL Group Capital and the Trust are hereby filing cautionary statements identifying important factors that could cause FPL Group's and FPL Group Capital's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL Group, FPL Group Capital and the Trust in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "believe," "could," "estimated," "may," "plan," "potential," "projection," "target," "outlook") are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in "Risk Factors" herein and in the reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL Group Capital's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group, FPL Group Capital or the Trust.

     Any forward-looking statement speaks only as of the date on which that statement is made, and neither FPL Group, FPL Group Capital nor the Trust undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

     The issues and associated risks and uncertainties discussed in "Risk Factors" herein and in the reports that are incorporated by reference herein are not the only ones FPL Group or FPL Group Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair FPL Group's and FPL Group Capital's businesses in the future.

                     DESCRIPTION OF OFFERED DEBT SECURITIES

     GENERAL. FPL Group Capital will issue its debt securities (other than the Junior Subordinated Debentures (as defined herein)), in one or more series, under an Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture." The Bank of New York, as trustee under the Indenture, is referred to in this prospectus as the "Indenture Trustee." These debt securities are referred to in this prospectus as the "Offered Debt Securities."

     The Indenture provides for the issuance from time to time of debentures, notes or other debt by FPL Group Capital in an unlimited amount. The Offered Debt Securities and all other debentures, notes or other debt of FPL Group Capital issued under the Indenture are collectively referred to in this prospectus as the "Debt Securities."

     This section briefly summarizes some of the terms of the Offered Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Debt Securities. You should read this summary together with the Indenture and the officer's certificates or other documents establishing the Offered Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer's certificate that may be used to establish a series of Offered Debt Securities and a form of Offered Debt Securities have been previously filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     Each series of Offered Debt Securities may have different terms. FPL Group Capital will include some or all of the following information about a specific series of Offered Debt Securities in the prospectus supplement(s) relating to those Offered Debt Securities:

     (1)  the title of those Offered Debt Securities,

     (2) any limit upon the aggregate principal amount of those Offered Debt Securities,

     (3) the date(s) on which FPL Group Capital will pay the principal of those Offered Debt Securities,

     (4) the rate(s) of interest on those Offered Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which FPL Group Capital will pay interest and the record date for any interest payable on any interest payment date,

     (5) the person to whom FPL Group Capital will pay interest on those Offered Debt Securities on any interest payment date, if other than the person in whose name those Offered Debt Securities are registered at the close of business on the record date for that interest payment,

     (6) the place(s) at which or methods by which FPL Group Capital will make payments on those Offered Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Debt Securities may transfer or exchange those Offered Debt Securities and serve notices and demands to or upon FPL Group Capital,

     (7) the security registrar and any paying agent or agents for those Offered Debt Securities,

     (8) any date(s) on which, the price(s) at which and the terms and conditions upon which FPL Group Capital may, at its option, redeem those Offered Debt Securities, in whole or in part, and any restrictions on those redemptions,

     (9) any sinking fund or other provisions or options held by the registered owners of those Offered Debt Securities that would obligate FPL Group Capital to repurchase or redeem those Offered Debt Securities,

     (10) the denominations in which FPL Group Capital may issue those Offered Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

     (11) the currency or currencies in which FPL Group Capital may pay the principal of or premium, if any, or interest on those Offered Debt Securities (if other than in U.S. dollars),

     (12) if FPL Group Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Debt Securities in a currency other than that in which those Offered Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

     (13) if FPL Group Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital or a registered owner may elect to pay or receive those payments,

     (14) if the amount payable in respect of principal of or premium, if any, or interest on those Offered Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

     (15) the portion of the principal amount of those Offered Debt Securities that FPL Group Capital will pay upon declaration of acceleration of the maturity of those Offered Debt Securities, if other than the entire principal amount of those Offered Debt Securities,

     (16) any events of default with respect to those Offered Debt Securities and any covenants of FPL Group Capital for the benefit of the registered owners of those Offered Debt Securities, other than those specified in the Indenture,

     (17) the terms, if any, pursuant to which those Offered Debt Securities may be exchanged for shares of capital stock or other securities of any other entity,

     (18) a definition of "Eligible Obligations" under the Indenture with respect to those Offered Debt Securities denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of FPL Group Capital's indebtedness in respect of those Offered Debt Securities after their satisfaction and discharge,

     (19) if FPL Group Capital will issue those Offered Debt Securities in global form, necessary information relating to the issuance of those Offered Debt Securities in global form,

     (20) if FPL Group Capital will issue those Offered Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Debt Securities as bearer securities,

     (21) any limits on the rights of the registered owners of those Offered Debt Securities to transfer or exchange those Offered Debt Securities or to register their transfer, and any related service charges,

     (22) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Debt Securities,

     (23) other than the Guarantee described under "Description of the Debt Securities Guarantee" below, any collateral security, assurance, or guarantee for those Offered Debt Securities, and

     (24) any other terms of those Offered Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section
          301).

     FPL Group Capital may sell Offered Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

     Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Debt Securities protection in the event of a highly-leveraged transaction involving FPL Group Capital or FPL Group.

     SECURITY AND RANKING. The Offered Debt Securities will be unsecured obligations of FPL Group Capital. The Indenture does not limit FPL Group Capital's ability to provide security with respect to other Debt Securities. All Debt Securities issued under the Indenture will rank equally and ratably with all other Debt Securities issued under the Indenture, except to the extent that FPL Group Capital elects to provide security with respect to any Debt Security without providing that security to all outstanding Debt Securities as allowed under the Indenture. The Offered Debt Securities will rank senior to FPL Group Capital's Junior Subordinated Debentures. The Indenture does not limit FPL Group Capital's ability to issue other unsecured debt.

     FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. The Indenture does not place any limit on the amounts of liabilities, including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur.

     PAYMENT AND PAYING AGENTS. Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital will pay interest on each Offered Debt Security to the person in whose name that Offered Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Debt Securities mature, FPL Group Capital will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital has defaulted in the payment of interest on any Offered Debt Security, it may pay that defaulted interest to the registered owner of that Offered Debt Security:

     (1) as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital proposes to pay the defaulted interest, or

     (2) in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

     Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Debt Securities at maturity will be payable when such Offered Debt Securities are presented at the main corporate trust office of The Bank of New York, as paying agent, in The City of New York. FPL Group Capital may change the place of payment on the Offered Debt Securities, appoint one or more additional paying agents, including itself, and remove any paying agent. (Indenture, Section 602).

     TRANSFER AND EXCHANGE. Unless otherwise stated in the related prospectus supplement, Offered Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York, as security registrar, in The City of New York. FPL Group Capital may change the place for transfer and exchange of the Offered Debt Securities and may designate one or more additional places for that transfer and exchange.

     Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Debt Securities. However, FPL Group Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Debt Securities.

     FPL Group Capital will not be required to transfer or exchange any Offered Debt Security selected for redemption. Also, FPL Group Capital will not be required to transfer or exchange any Offered Debt Security during a period of 15 days before selection of Offered Debt Securities to be redeemed. (Indenture, Section 305).

     DEFEASANCE. FPL Group Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Debt Securities. To do so, FPL Group Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

     (1) money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity, or

     (2) in the case of a deposit made prior to the maturity of that series of Debt Securities,

          (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

          (b) certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity, or

     (3) a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity. (Indenture, Section 701).

     LIMITATION ON LIENS. So long as any Debt Securities remain outstanding, FPL Group Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, unless FPL Group Capital equally secures all Debt Securities. However, this restriction does not apply to or prevent:

     (1) any lien on capital stock created at the time FPL Group Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

     (2) any lien on capital stock existing at the time FPL Group Capital acquires that capital stock (whether or not FPL Group Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

     (3) any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

          (a) the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

          (b) the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

     (4) any lien arising in connection with court proceedings; provided, that, either

          (a) the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

          (b) the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

          (c) so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

     Liens on any shares of the capital stock of any of FPL Group Capital's majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as "Restricted Liens." The foregoing limitation does not apply to the extent that FPL Group Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of FPL Group Capital secured by Restricted Liens, does not at the time exceed 5% of FPL Group Capital's Consolidated Capitalization. (Indenture,
Section 608).

     For this purpose, "Consolidated Capitalization" means the sum of:

     (1)  Consolidated Shareholders' Equity;

     (2) Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication

     (3) any preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

     The term "Consolidated Shareholders' Equity" as used above means the total assets of FPL Group Capital and its Consolidated Subsidiaries less all liabilities of FPL Group Capital and its Consolidated Subsidiaries. As used in this definition, the term "liabilities" means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

     (1) indebtedness secured by property of FPL Group Capital or any of its Consolidated Subsidiaries whether or not FPL Group Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that FPL Group Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of FPL Group Capital or such Consolidated Subsidiary on such balance sheet,

     (2)  deferred liabilities, and

     (3) indebtedness of FPL Group Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of FPL Group Capital or such Consolidated Subsidiary.

As used in this definition, "liabilities" includes preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

     The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of FPL Group Capital and its Consolidated Subsidiaries.

     The term "Consolidated Subsidiary," means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of FPL Group Capital in FPL Group Capital's consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

     The foregoing limitation does not limit in any manner the ability of:

     (1) FPL Group Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

     (2) FPL Group Capital or FPL Group to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

     (3)  FPL Group to place liens on any of its assets, or

     (4) any of the direct or indirect subsidiaries of FPL Group Capital or FPL Group (other than FPL Group Capital) to place liens on any of their assets.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS. Under the Indenture, FPL Group Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     (1) the entity formed by that consolidation, or the entity into which FPL Group Capital is merged, or the entity that acquires or leases FPL Group Capital's property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's obligations on all Debt Securities and under the Indenture,

     (2) immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

     (3) FPL Group Capital delivers an officer's certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

     The Indenture does not restrict FPL Group Capital in a merger in which FPL Group Capital is the surviving entity.

     EVENTS OF DEFAULT. Each of the following is an event of default under the Indenture with respect to the Debt Securities of any series:

     (1) failure to pay interest on the Debt Securities of that series within 30 days after it is due,

     (2) failure to pay principal or premium, if any, on the Debt Securities of that series when it is due,

     (3) failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Debt Securities, that continues for 90 days after FPL Group Capital receives written notice of such failure to comply from the Indenture Trustee, or FPL Group Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Debt Securities of that series,

     (4) certain events of bankruptcy, insolvency or reorganization of FPL Group Capital, and

     (5) any other event of default specified with respect to the Debt Securities of that series. (Indenture, Section 801).

     In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Debt Securities of a particular series will not necessarily constitute an event of default with respect to Debt Securities of any other series issued under the Indenture.

     REMEDIES. If an event of default applicable to the Debt Securities of one or more series, but not applicable to all outstanding Debt Securities, exists, then either the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Debt Securities are defined as "Discount Securities" in the Indenture.

     If the event of default is applicable to all outstanding Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

     (1) FPL Group Capital deposits with the Indenture Trustee a sum sufficient to pay:

          (a)  all overdue interest on all Debt Securities of that series,

          (b) the principal of and any premium on any Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

          (c)  interest on overdue interest for that series, and

          (d)  all amounts due to the Indenture Trustee under the Indenture, and

     (2) any other event of default with respect to the Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

     Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee's sole discretion, be adequate. (Indenture, Section 812).

     No registered owner of Debt Securities of any series will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

     (1) that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Debt Securities of that series,

     (2) the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

     (3) the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Indenture, Section 807).

However, these limitations do not apply to a suit instituted by a registered owner of a Debt Security for the enforcement of payment of the principal of or premium, if any, or interest on that Debt Security on or after the applicable due date specified in that Debt Security. (Indenture, Section 808).

     FPL Group Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

     MODIFICATION AND WAIVER. Without the consent of any registered owner of Debt Securities, FPL Group Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

     (1) to provide for the assumption by any permitted successor to FPL Group Capital of FPL Group Capital's obligations under the Indenture and the Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its assets substantially as an entirety,

     (2) to add covenants of FPL Group Capital or to surrender any right or power conferred upon FPL Group Capital by the Indenture,

     (3)  to add any additional events of default,

     (4) to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that series or tranche only

          (a) when the required consent of the registered owners of Debt Securities of that series or tranche has been obtained, or

          (b) when no Debt Securities of that series or tranche remain outstanding under the Indenture,

     (5) to provide collateral security for all but not a part of the Debt Securities,

     (6) to establish the form or terms of Debt Securities of any other series or tranche,

     (7) to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

     (8) to accept the appointment of a successor Indenture Trustee with respect to the Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

     (9) to add procedures to permit the use of a non-certificated system of registration for the Debt Securities of all or any series or tranche,

     (10) to change any place where

          o the principal of and premium, if any, and interest on all or any series or tranche of Debt Securities are payable,

          o all or any series or tranche of Debt Securities may be transferred or exchanged, and

          o notices and demands to or upon FPL Group Capital in respect of Debt Securities and the Indenture may be served, or

     (11) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Debt Securities of any series or tranche. (Indenture, Section 1201).

     The registered owners of a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by FPL Group Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Debt Security of that series affected. (Indenture, Section 813).

     In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

     Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Debt Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital issues any series of Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

     (1) change the dates on which the principal of or interest on a Debt Security is due without the consent of the registered owner of that Debt Security,

     (2) reduce any Debt Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Debt Security,

     (3) reduce any premium payable upon the redemption of a Debt Security without the consent of the registered owner of that Debt Security,

     (4) change the currency (or other property) in which a Debt Security is payable without the consent of the registered owner of that Debt Security,

     (5) impair the right to sue to enforce payments on any Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Debt Security,

     (6) reduce the percentage in principal amount of the outstanding Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Debt Security of that series or tranche,

     (7) reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Debt Security of that series or tranche, or

     (8) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Debt Security affected by the modification.

     A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Debt Securities, or that modifies the rights of the registered owners of Debt Securities of that series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Debt Securities of any other series or tranche. (Indenture, Section 1202).

     The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Debt Securities, Debt Securities owned by FPL Group Capital or any other obligor upon the Debt Securities or any affiliate of FPL Group Capital or of that other obligor (unless FPL Group Capital, that affiliate or that obligor owns all Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

     If FPL Group Capital solicits any action under the Indenture from registered owners of Debt Securities, FPL Group Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Debt Securities entitled to take that action. However, FPL Group Capital will not be obligated to do this. If FPL Group Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Debt Securities have authorized that action. For these purposes, the outstanding Debt Securities will be computed as of the record date. Any action of a registered owner of any Debt Security under the Indenture will bind every future registered owner of that Debt Security, or any Debt Security replacing that Debt Security, with respect to anything that the Indenture Trustee or FPL Group Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Debt Security. (Indenture, Section 104).

     RESIGNATION AND REMOVAL OF INDENTURE TRUSTEE. The Indenture Trustee may resign at any time with respect to any series of Debt Securities by giving written notice of its resignation to FPL Group Capital. Also, the registered owners of a majority in principal amount of the outstanding Debt Securities of one or more series of Debt Securities may remove the Indenture Trustee at any time with respect to the Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and FPL Group Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

     Except with respect to an Indenture Trustee appointed by the registered owners of Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

     (1) no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

     (2) FPL Group Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

     NOTICES. Notices to registered owners of Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Debt Securities. (Indenture, Section 106).

     TITLE. FPL Group Capital, the Indenture Trustee, and any agent of FPL Group Capital or the Indenture Trustee, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

     GOVERNING LAW. The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York's conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section
112).

                  DESCRIPTION OF THE DEBT SECURITIES GUARANTEE

     GENERAL. This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between FPL Group and The Bank of New York, as Guarantee Trustee. The Guarantee Agreement was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     Under the Guarantee Agreement, FPL Group absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Debt Securities, according to the terms of those Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Debt Securities are covered by the Guarantee Agreement except Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the "Guarantee." FPL Group is only required to make these payments if FPL Group Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, FPL Group has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Debt Securities covered by the Guarantee Agreement to exhaust their remedies against FPL Group Capital prior to bringing suit against FPL Group. (Guarantee Agreement, Section 5.06).

     The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

     Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving FPL Group.

     SECURITY AND RANKING. The Guarantee is an unsecured obligation of FPL Group and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of FPL Group. The Guarantee will rank senior to the Preferred Trust Securities Guarantee, the Subordinated Guarantee and FPL Group's Junior Subordinated Debentures (each as defined below) and FPL Group's guarantee of FPL Group Capital's preferred stock. There is no limit on the amount of other indebtedness, including guarantees, that FPL Group may incur or issue.

     FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Guarantee is effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

     EVENTS OF DEFAULT. An event of default under the Guarantee Agreement will occur upon the failure of FPL Group to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Debt Securities covered by the Guarantee Agreement have the right to:

     (1) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

     (2) direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

     The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

     The Guarantee Trustee, the Indenture Trustee and the registered owners of Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Debt Securities covered by the Guarantee Agreement, that person or entity may join FPL Group in any lawsuit commenced by that person or entity against FPL Group Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against FPL Group in that lawsuit, or in any independent lawsuit against FPL Group, without first asserting, prosecuting or exhausting any remedy or claim against FPL Group Capital. (Guarantee Agreement, Section 5.06).

     FPL Group is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

     MODIFICATION. FPL Group and the Guarantee Trustee may, without the consent of any registered owner of Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

     TERMINATION OF THE GUARANTEE AGREEMENT. The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

     GOVERNING LAW. The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

                           DESCRIPTION OF COMMON STOCK

     GENERAL. The following statements describing FPL Group's common stock are not intended to be a complete description. For additional information, please see FPL Group's Restated Articles of Incorporation ("Charter") and its bylaws, which set forth the terms of the common stock. Please also see the Restated Articles of Incorporation of Florida Power & Light Company, and the Mortgage and Deed of Trust, dated as of January 1, 1944, between Florida Power & Light Company and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the "Mortgage"), which contain restrictions which may limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has been previously filed with the SEC and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

     FPL Group's authorized capital stock consists of 400,000,000 shares of common stock, $.01 par value, and 100,000,000 shares of serial preferred stock, $.01 par value. As of April 30, 2004,184,950,655 shares of common stock were issued and outstanding and no shares of serial preferred stock were issued and outstanding. See "Preferred Share Purchase Rights" below. The FPL Group common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of common stock are, and when issued the shares offered hereby will be, fully paid and nonassessable.

     All outstanding FPL Group common stock is listed on the NYSE and trades under the symbol "FPL." The registrar and transfer agent for the FPL Group common stock is Computershare Investor Services, LLC.

     A number of provisions that are in FPL Group's Charter and bylaws will make it difficult for another company to acquire FPL Group and for a holder of FPL Group common stock to receive any related takeover premium for its shares. See "--Voting Rights and Non-Cumulative Voting", "--Preferred Share Purchase Rights" and "Description of Preferred Stock--FPL Group Preferred Stock" below.

     DIVIDEND RIGHTS. Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof.

     The Charter of FPL Group does not limit the dividends that can be paid on the common stock. However, as a practical matter, the ability of FPL Group to pay dividends on the common stock is dependent upon dividends paid to it by its subsidiaries, primarily Florida Power & Light Company. Florida Power & Light Company's ability to pay dividends is limited by restrictions contained in Florida Power & Light Company's Restated Articles of Incorporation and in the Mortgage. However, these restrictions do not currently limit Florida Power & Light Company's ability to pay dividends to FPL Group from its retained earnings.

     FPL Group Capital has issued junior subordinated debentures in connection with preferred trust securities previously issued by FPL Group Capital Trust I, which junior subordinated debentures are guaranteed by FPL Group. FPL Group Capital has a right, from time to time, to delay interest payments on its outstanding junior subordinated debentures for an extension period of up to 20 consecutive quarters. FPL Group and/or FPL Group Capital may issue, from time to time, additional junior subordinated debentures in connection with the preferred trust securities described in this prospectus. FPL Group and/or FPL Group Capital may have a similar right to delay interest payments for those additional junior subordinated debentures. If FPL Group Capital and/or FPL Group exercises any right to delay an interest payment, FPL Group would not be able to pay dividends on its common stock or preferred stock during the extension period with certain limited exceptions. For a further description of FPL Group Capital's and FPL Group's rights to delay interest payments, see "Description of Preferred Trust Securities--Distributions" and "Description of the Junior Subordinated Debentures and the Subordinated Guarantee--Option to Extend Interest Payment Period" in this prospectus.

     In addition, FPL Group has issued stock purchase contracts, as a component of stock purchase units, which require FPL Group to make periodic contract adjustment payments to the holders of the stock purchase units. FPL Group has a right to delay these payments during the term of the stock purchase contracts. FPL Group may issue, from time to time, additional stock purchase contracts as a component of stock purchase units. FPL Group may have a similar right to delay contract adjustment payments on these additional stock purchase contracts. If FPL Group exercises any right to delay a contract adjustment payment, it will not be able to pay dividends on its common stock or preferred stock during the period such payments are delayed with certain limited exceptions.

     VOTING RIGHTS AND NON-CUMULATIVE VOTING. In general, the holders of FPL Group common stock are entitled to one vote per share for the election of directors and for other corporate purposes. The Charter:

     (1) permits the shareholders to remove a director only for cause and only by the affirmative vote of 75% in voting power of the outstanding shares of common stock and other outstanding voting stock, voting as a class;

     (2) provides that a vacancy on the Board of Directors may be filled only by the remaining directors;

     (3) permits shareholders to take action only at an annual meeting, or a special meeting duly called by certain officers, the Board of Directors or the holders of a majority in voting power of the outstanding shares of voting stock entitled to vote on the matter;

     (4) requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to approve certain Business Combinations (as defined below) with an Interested Shareholder (as defined below) or its affiliate, unless approved by a majority of the Continuing Directors (as defined below) or, in certain cases, unless certain minimum price and procedural requirements are met; and

     (5) requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to amend the bylaws or to amend certain provisions of the Charter including those provisions discussed in (1) through (4) above.

Such provisions may have significant effects on the ability of the shareholders to change the composition of an incumbent Board of Directors or to benefit from certain transactions which are opposed by an incumbent Board of Directors.

     The term "Interested Shareholder" is defined in the Charter to include a security holder who owns 10% or more in voting power of the outstanding shares of voting stock, and the term "Continuing Director" is defined in the Charter to include any director who is not an affiliate of an Interested Shareholder. The above provisions dealing with Business Combinations involving FPL Group and an Interested Shareholder may discriminate against a security holder who becomes an Interested Shareholder by reason of the beneficial ownership of such amount of common or other voting stock. The term "Business Combination" is defined in the Charter to include:

     (1) any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (a) an Interested Shareholder or (b) any other corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder;

     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any Interested Shareholder or any affiliate of an Interested Shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10,000,000 or more;

     (3) the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10,000,000 or more;

     (4) the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an Interested Shareholder or an affiliate of an Interested Shareholder; or

     (5) any reclassification of securities, including any reverse stock split, or recapitalization, of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect wholly-owned subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

     The holders of common stock do not have cumulative voting rights, and therefore the holders of more than 50% of a quorum (majority) of the outstanding shares of common stock can elect all of FPL Group's directors. Unless otherwise provided in the Charter or the bylaws or in accordance with applicable law, the affirmative vote of a majority of the total number of shares represented at a meeting and entitled to vote is required for shareholder action on a matter. Voting rights for the election of directors or otherwise, if any, for any series of the serial preferred stock, will be established by the Board of Directors when such series is issued. See "Description of Preferred Stock--FPL Group Preferred Stock."

     LIQUIDATION RIGHTS. After satisfaction of creditors and payments due the holders of serial preferred stock, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets. See "Description of Preferred Stock."

     PREFERRED SHARE PURCHASE RIGHTS. The following statements describing FPL Group's preferred share purchase rights (each, a "Right") are not intended to be a complete description. For additional information, please see the form of Rights Agreement, dated as of July 1, 1996, between FPL Group and Computershare Investor Services, LLC, as successor Rights Agent, as amended, which sets forth the terms of the Rights. The Rights Agreement and amendments thereto have been previously filed with the SEC and are exhibits to the registration statement filed with SEC of which this prospectus is a part.

     On June 17, 1996, FPL Group's Board of Directors declared a dividend of one Right for each outstanding share of common stock. Thereafter, until the Distribution Date (as defined below), FPL Group will issue one Right with each newly issued share of common stock. Each Right (prior to the expiration or redemption of the Rights) will entitle the holder thereof to purchase from FPL Group one-hundredth of a share of FPL Group's Series A Junior Participating Preferred Stock, $.01 par value ("Junior Preferred Shares"), at an exercise price of $120 per Right ("Purchase Price"), subject to adjustment. Until the Distribution Date, the Rights are represented by the shares of common stock, and are not exercisable or transferable apart from the common stock. The "Distribution Date" is the earlier to occur of:

     (1) the tenth day after the public announcement that a person or group has acquired beneficial ownership of 10% or more of the common stock, or

     (2) the tenth business day after a person commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the common stock. At any time before a person or group becomes a 10% holder, the Board of Directors may extend the 10-day period.

Separate certificates evidencing the Rights will be mailed to holders of the common stock as of the close of business on the Distribution Date. The Rights are exercisable at any time after the Distribution Date, unless earlier redeemed, or exchanged, and could then begin trading separately from the common stock. The Rights do not have any voting rights and are not entitled to dividends.

     If a person or group becomes a 10% holder, each Right not owned by the 10% holder would become exercisable for the number of shares of common stock which, at that time, would have a market value of two times the exercise price of the Right. In the event that FPL Group is acquired in a merger or other business combination transaction, or 50% or more of FPL Group's assets or earning power are sold or otherwise transferred, after a person or group has become a 10% holder, each Right will entitle its holder to purchase, at the exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

     The Rights are redeemable by FPL Group's Board of Directors in whole, but not in part, at $.01 per Right at any time prior to the time that a person or group acquires beneficial ownership of 10% or more of the outstanding common stock. The Rights will expire on June 30, 2006 (unless the expiration date is extended or the Rights are earlier redeemed or exchanged as described below).

     The Purchase Price, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

     (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares,

     (2) as a result of the grant to holders of Junior Preferred Shares of certain rights or warrants to subscribe for or purchase Junior Preferred Shares at a price, or securities convertible into Junior Preferred Shares with a conversion price, at less than the current market price of Junior Preferred Shares, or

     (3) as a result of the distribution to holders of Junior Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Shares) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The number of Rights and the number of Junior Preferred Shares purchasable upon exercise of each Right are also subject to adjustment in the event of a stock split, subdivision, consolidation, combination or common stock dividend on the common stock prior to the Distribution Date.

     The Board of Directors of FPL Group may exchange the Rights at an exchange ratio of one share of common stock per Right at any time that is:

     (1) after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding common stock; and

     (2) before the acquisition by a person or group of 50% or more of the outstanding common stock.

     The Rights have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire FPL Group without conditioning the offer on the redemption of the Rights or on the acquisition of a certain number of Rights. The Rights beneficially owned by that person or group may become null and void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of FPL Group, since the Rights may be redeemed by FPL Group at $.01 per Right prior to the time that a person or group has acquired beneficial ownership of 10% or more of the common stock.

     The Junior Preferred Shares purchasable upon exercise of the Rights will be entitled to cumulative quarterly dividends in preference to the common stock at a rate per share equal to the greater of $10 and 100 times the dividend declared on the common stock for such quarter. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged, each Junior Preferred Share will be entitled to receive 100 times the amount and type of consideration received per share of common stock. In the event of a liquidation of FPL Group, the holders of Junior Preferred Shares will be entitled to receive in preference to the common stock the greater of $100 per share and 100 times the payment made per share of common stock. FPL Group has the right to issue other serial preferred stock ranking prior to the Junior Preferred Shares with respect to dividend and liquidation preferences. The Junior Preferred Shares will be redeemable after June 30, 2006, at FPL Group's option, in whole or in part, at a redemption price per share equal to the greater of

     (1)  the per share Purchase Price, and

     (2)  the then current market price of a Junior Preferred Share.

Each Junior Preferred Share will have 100 votes on all matters submitted to a vote of the shareholders of FPL Group, voting together with the common stock. The rights of the Junior Preferred Shares as to dividends, liquidation, redemption and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation, redemption and voting rights of the Junior Preferred Shares, the value of the interest in a Junior Preferred Share purchasable upon the exercise of each Right should approximate the value of one share of common stock.

     The Board of Directors of FPL Group may amend the Rights Agreement and the Rights, without the consent of the holders of the Rights. However, any amendment adopted after a person or group becomes a 10% holder may not adversely affect the interests of holders of Rights. The 10% holder level discussed above is subject to certain exceptions.

                         DESCRIPTION OF PREFERRED STOCK

     GENERAL. The following statements describing FPL Group's preferred stock and FPL Group Capital's preferred stock are not intended to be a complete description. For additional information, please see FPL Group's Charter and its bylaws, and FPL Group Capital's Articles of Incorporation ("FPL Group Capital Charter") and its bylaws, respectively. You should read this summary together with the articles of amendment to FPL Group's Charter or FPL Group Capital's Charter, as applicable, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. With respect to the FPL Group preferred stock and the guarantee of the FPL Group Capital preferred stock, please also see the Restated Articles of Incorporation of Florida Power & Light Company, and the Mortgage, which contain restrictions which may limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

     FPL GROUP PREFERRED STOCK. FPL Group may issue one or more series of its serial preferred stock, $.01 par value, without the approval of its shareholders.

     Some terms of a series may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to FPL Group's Charter. These terms will include any of the following that apply to that series:

     (1)  the title of that series of preferred stock,

     (2)  the number of shares in the series,

     (3) the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

     (4)  whether the series will be listed on a securities exchange,

     (5) the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group and any restrictions on such redemptions,

     (6) any sinking fund or other provisions that would obligate FPL Group to repurchase, redeem or retire the series of preferred stock,

     (7) the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

     (8) any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

     (9)  the voting rights, if any; and

     (10) any other terms that are not inconsistent with the provisions of the Charter.

     In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management. See also "Description of Common Stock."

     If FPL Group Capital or FPL Group exercise a right to delay interest payments on junior subordinated debentures or if FPL Group delays making contract adjustment payments with respect to stock purchase contracts, FPL Group will not be able to pay dividends on its common or preferred stock during the periods such payments are delayed with certain limited exceptions. See "Description of Common Stock--Dividend Rights" in this prospectus.

     Shares of preferred stock offered hereby by FPL Group will, when issued, be fully paid and non-assessable.

     FPL GROUP CAPITAL PREFERRED STOCK. FPL Group Capital may issue one or more series of serial preferred stock without the approval of its shareholders. The preferred stock of FPL Group Capital will be fully and unconditionally guaranteed by FPL Group as described below.

     Some terms of a series may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to FPL Group Capital's Charter. These terms will include any of the following that apply to that series:

     (1)  the title of that series of preferred stock,

     (2)  the number of shares in the series,

     (3) the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

     (4)  whether the series will be listed on a securities exchange,

     (5) the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group Capital and any restrictions on such redemptions,

     (6) any sinking fund or other provisions that would obligate FPL Group Capital to repurchase, redeem or retire the series of preferred stock,

     (7) the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

     (8) any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

     (9)  the voting rights, if any, and

     (10) any other terms that are not inconsistent with the provisions of the FPL Group Capital Charter.

     If FPL Group Capital exercises a right to delay interest payments on junior subordinated debentures, FPL Group Capital will not be able to pay dividends on its common or preferred stock during the periods such payments are delayed with certain limited exceptions. See "Description of Common Stock--Dividend Rights" in this prospectus.

     Shares of preferred stock offered hereby by FPL Group Capital will, when issued, be fully paid and non-assessable.

     FPL GROUP GUARANTEE OF FPL GROUP CAPITAL PREFERRED STOCK. FPL Group will fully, unconditionally and irrevocably guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that FPL Group Capital may have or assert. FPL Group's guarantee of FPL Group Capital's preferred stock will be an unsecured obligation of FPL Group and will rank (1) subordinate and junior in right of payment to all other liabilities of FPL Group (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any other guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group, and (3) senior to FPL Group's common stock. A prospectus supplement will describe the terms of FPL Group's guarantee of FPL Group Capital's preferred stock. The description will not necessarily be complete, and reference will be made to the preferred stock guarantee agreement.

     FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the FPL Group guarantee of FPL Group Capital preferred stock will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. FPL Group's guarantee of FPL Group Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     FPL Group may issue stock purchase contracts, including contracts that obligate holders to purchase from FPL Group, and FPL Group to sell to these holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of FPL Group Capital (including, but not limited to, Debt Securities), preferred trust securities of one or more FPL Group subsidiary trusts or other subsidiary entities (including, but not limited to, Preferred Trust Securities (as defined herein)), or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require FPL Group to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

     A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts. Material United States federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be discussed in the related prospectus supplement.

                    DESCRIPTION OF PREFERRED TRUST SECURITIES

     GENERAL. The Trust may issue preferred trust securities and common trust securities under the Trust Agreement. The terms of the agreements pursuant to which the Preferred Trust Securities of FPL Group Capital Trust will be issued is herein referred to as the "FPL Group Capital Trust Agreement," and the Trust Agreement pursuant to which Preferred Trust Securities of FPL Group Trust will be issued is herein referred to as the "FPL Group Trust Agreement;" each of these agreements is referred to in this prospectus as the "Trust Agreement." The terms of the FPL Group Capital Trust Agreement and the FPL Group Trust Agreement are substantially the same. The preferred trust securities and common trust securities issued by the Trust are referred to in this prospectus as "Preferred Trust Securities" and "Common Trust Securities," respectively, and collectively as "Trust Securities." These Trust Securities will represent undivided beneficial interests in the assets of the Trust. The junior subordinated debentures issued by FPL Group Capital and held by FPL Group Capital Trust are referred to in this prospectus as the "FPL Group Capital Junior Subordinated Debentures." The junior subordinated debentures issued by FPL Group and held by FPL Group Trust are referred to in this prospectus as the "FPL Group Junior

Subordinated Debentures," and together with the FPL Group Capital Junior Subordinated Debentures are referred to as the "Junior Subordinated Debentures." This section briefly summarizes some of the provisions of the Trust Agreement. This summary does not contain a complete description of the Trust Agreement. You should read this summary together with the Trust Agreement for a complete understanding of all the provisions. The form of the Trust Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     In this section, any discussion of FPL Group Capital Trust, FPL Group Trust, Preferred Trust Securities and Common Trust Securities relate only to the applicable Trust. Holders of Preferred Trust Securities of FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will be entitled to any of the benefits and protections contained in the Trust Agreement applicable to the particular Trust which issued the relevant Trust Securities and not with respect to any other Trust.

     The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an event of default under the Trust Agreement, as described below, that results from an event of default under the Subordinated Indenture (as such term is defined below under "Description of the Junior Subordinated Debentures and the Subordinated Guarantee--General"), the right of FPL Group, as holder of the Common Trust Securities, to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. (Trust Agreement, Section 4.03). All of the Common Trust Securities will be owned by FPL Group. (Trust Agreement, Section 5.10).

     FPL Group will fully and unconditionally guarantee payments due on the Preferred Trust Securities issued by the Trust through a combination of the following:

     (1) with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, FPL Group's guarantee of FPL Group Capital's payment obligations under the FPL Group Capital Junior Subordinated Debentures (referred to in this prospectus as the "Subordinated Guarantee");

     (2) with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group's obligations under the FPL Group Junior Subordinated Debentures;

     (3) the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

     (4)  FPL Group's agreement to pay the expenses of the Trust; and

     (5) FPL Group's guarantee of payments due on the Preferred Trust Securities to the extent of the Trust's legally available assets (referred to in this prospectus as the "Preferred Trust Securities Guarantee").

     No single one of the applicable documents listed above standing alone or operating in conjunction with fewer than all of the other applicable documents constitutes the guarantee by FPL Group. It is only the combined operation of these documents that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

     FPL Group Capital Trust will use the proceeds from the sale of the Trust Securities to purchase FPL Group Capital Junior Subordinated Debentures, and FPL Group Trust will use the proceeds from the sale of the Trust Securities to purchase FPL Group Junior Subordinated Debentures. (Trust Agreement, Section 2.05). The FPL Group Capital Junior Subordinated Debentures will be guaranteed by FPL Group pursuant to the Subordinated Guarantee described below and issued under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York, as trustee. The FPL Group Junior Subordinated Debentures will be issued under a Subordinated Indenture between FPL Group and The Bank of New York, as trustee. The Junior Subordinated Debentures will be held in trust for the benefit of holders of the applicable Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 2.09).

     A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures. Material United States federal income tax considerations applicable to the Preferred Trust Securities will also be discussed in the related prospectus supplement. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures, and holders' rights under each, see "Description of the Junior Subordinated Debentures and the Subordinated Guarantee" below.

     DISTRIBUTIONS. The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the applicable Junior Subordinated Debentures. (Trust Agreement, Section 8.01). If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures, or if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures, as the case may be, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by FPL Group as described under "Description of the Preferred Trust Securities Guarantee."

     So long as no event of default under the Subordinated Indenture has occurred and is continuing, the issuer of the Junior Subordinated Debentures may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. (Subordinated Indenture, Section 312). As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue. (Trust Agreement, Section 4.01). During any extended interest period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or any payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to extension of the interest payment period on the FPL Group Capital Junior Subordinated Debentures, nor FPL Group, with respect to extension of the interest payment period on the FPL Group Junior Subordinated Debentures, may:

     (1)  declare or pay any dividend or distribution on its capital stock;

     (2) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

     (3) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

     (4) make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be), other than

     (1) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the interest payment period is extended requiring it to purchase, redeem or acquire its capital stock;

     (2) any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

     (3) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

     (4) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock and distributions in connection with the settlement of stock purchase contracts);

     (5) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

     (6) payments under any preferred trust securities guarantee or guarantee of junior subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or junior subordinated debentures (as the case may be) is paid on all preferred trust securities or junior subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or junior subordinated debentures (as the case may be) is then entitled if paid in full;

     (7) dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

     (8) redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group.

     The exceptions in (7) and (8) above are not applicable to an extension of interest payment period on the FPL Group Junior Subordinated Debentures.

     Before an extension period ends, FPL Group Capital or FPL Group, as the case may be, may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, FPL Group Capital or FPL Group, as the case may be, may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures.

     REDEMPTION. Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 4.02(a)).

     Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption or repayment of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(c)).

     Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. (Trust Agreement, Section 4.02(b)). On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by FPL Group pursuant to the Preferred Trust Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. In that event, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(d)).

     Subject to applicable law, including United States federal securities law, FPL Group or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

     If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed. (Trust Agreement, Section 4.02(f)).

     SUBORDINATION OF COMMON TRUST SECURITIES. Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable. (Trust Agreement, Section 4.03(a)).

     If an event of default under the Trust Agreement results from an event of default under the Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to the Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holder of the Common Trust Securities, and only the holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf. (Trust Agreement, Section 4.03(b)).

     LIQUIDATION DISTRIBUTION UPON DISSOLUTION. The Trust will be dissolved and liquidated by the Property Trustee on the first to occur of:

     (1)  the expiration of the term of the Trust;

     (2)  the bankruptcy, dissolution or liquidation of FPL Group;

     (3)  the redemption of all of the Preferred Trust Securities of the Trust;

     (4) the entry of an order for dissolution of the Trust by a court of competent jurisdiction; or

     (5)  at any time, at the election of FPL Group. (Trust Agreement, Sections
          9.01 and 9.02).

     If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders of Preferred Trust Securities will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. FPL Group, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities. (Trust Agreement, Section 9.04).

     EVENTS OF DEFAULT; NOTICE. Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

     (1) the occurrence of an event of default as described in the Subordinated Indenture;

     (2) default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

     (3) default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

     (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement which is not dealt with above, and continuation of that default or breach for a period of 90 days after written notice to the Trust, the defaulting trustee under the Trust Agreement and FPL Group by the holders of Preferred Trust Securities having at least 33% of the total liquidation preference amount of the outstanding Preferred Trust Securities. However, the holders of Preferred Trust Securities will be deemed to have agreed to an extension of the 90 day period if corrective action is initiated by any of the trustees within such period and is diligently pursued in good faith; or

     (5) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust. (Trust Agreement, Section 1.01).

     Within 90 days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, FPL Group and the Administrative Trustees notice of any such default, unless that default shall have been cured or waived. (Trust Agreement, Section 8.02).

     A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the trustees under the Trust Agreement fail to do so. (Trust Agreement, Section 6.01(a)).

     REMOVAL OF TRUSTEES. Unless an event of default under the Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee. (Trust Agreement, Section 8.10).

     Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by FPL Group as the holder of the Common Trust Securities. (Trust Agreement, Section 8.10).

     VOTING RIGHTS. Except as provided below and under "Description of the Preferred Trust Securities Guarantee--Modification and Assignment," and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

     While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not:

     (1) direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee (as such term is defined below under "Description of the Junior Subordinated Debentures and the Subordinated Guarantee--General"), or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debentures;

     (2)  waive any past default under the Subordinated Indenture;

     (3) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

     (4) consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required,

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of all outstanding Preferred Trust Securities of the Trust. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities. (Trust Agreement, Section 6.01(b)). If the Property Trustee fails to enforce its rights, as holder, under the Junior Subordinated Debentures or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against FPL Group or FPL Group Capital, as the case may be, to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. (Trust Agreement, Section 6.01(a)). The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders of Preferred Trust Securities without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action. (Trust Agreement, Section 6.01(b)).

     Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. (Trust Agreement, Section 6.06). The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote. (Trust Agreement, Section 6.02).

     No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by FPL Group Capital, FPL Group, any Administrative Trustee or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent. (Trust Agreement, Section 1.01).

     AMENDMENTS. The Trust Agreement may be amended from time to time by a majority of its Administrative Trustees and FPL Group, without the consent of any holders of Preferred Trust Securities or the other trustees under the Trust Agreement in order to:

     (1) cure any ambiguity; correct or supplement any provision that may be inconsistent with any other provision of the Trust Agreement or amendment to the Trust Agreement; or make any other provisions with respect to matters or questions arising under the Trust Agreement;

     (2)  change the name of the Trust; or

     (3) modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940.

     No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities or Common Trust Securities without the applicable consents required pursuant to the following two paragraphs. Any of the amendments of the Trust Agreement described in paragraph (1) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities in accordance with the provisions of the Trust Agreement. (Trust Agreement, Section 10.03(a)).

     Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and FPL Group with:

     (1) the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

     (2) receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for federal income tax purposes (and not an association taxable as a corporation) or affect the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940. (Trust Agreement, Section 10.03(b)).

     Each affected holder of Preferred Trust Securities must consent to any amendment to the Trust Agreement that:

     (1) adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities as of a specified date;

     (2) restricts the right of a holder of Preferred Trust Securities to institute suit for the enforcement of any such payment on or after that date; or

     (3) modify the provisions described in clauses (1) and (2) above. (Trust Agreement, Section 10.03(c)).

     FORM, EXCHANGE AND TRANSFER. Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference. (Trust Agreement, Section 5.04).

     Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar. The Administrative Trustees may designate FPL Group or FPL Group Capital or any affiliate of either of them, as the Preferred Trust Security registrar. The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent. (Trust Agreement, Section 5.08). No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. (Trust Agreement, Section 5.04). The Administrative Trustees may at any time designate another transfer agent and registrar or rescind the designation of any transfer agent and registrar or approve a change in the office through which any transfer agent and registrar acts, except that FPL Group will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged. (Trust Agreement, Sections 2.07(a) and 5.08).

     The Trust will not be required to:

     (1) issue, register the transfer of, or exchange any Preferred Trust Securities during the period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed; or

     (2) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part. (Trust Agreement, Section 5.04).

     PAYMENT ON PREFERRED TRUST SECURITIES AND PAYING AGENT. Unless otherwise stated in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register. (Trust Agreement, Section 4.04). The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital. The paying agent may resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of FPL Group reasonably acceptable to the Property Trustee, FPL Group, and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital, to act as paying agent. (Trust Agreement, Section 5.09).

     DUTIES OF THE TRUSTEES. The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act of 1939. (Trust Agreement, Sections 2.06 and 2.07(b)).

     The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that

     (1) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940,

     (2)  the Trust will not be taxed as a corporation, and

     (3) in the case of FPL Group Capital Trust, the FPL Group Capital Junior Subordinated Debentures will be treated as indebtedness of FPL Group Capital for United States federal income tax purposes and, in the case of FPL Group Trust, the FPL Group Junior Subordinated Debentures will be treated as indebtedness of FPL Group for United States federal income tax purposes.

     In this regard, FPL Group and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that FPL Group and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities. (Trust Agreement, Section 2.07(d)).

     MISCELLANEOUS. Holders of the Preferred Trust Securities have no preemptive or similar rights. (Trust Agreement, Section 5.13).

     NOTICES. Notices to holders of Preferred Trust Securities will be sent by mail to the addresses of those holders as they appear in the security register for those Preferred Trust Securities. (Trust Agreement, Section 6.02).

     TITLE. The Property Trustee, the Delaware Trustee, the Administrative Trustees, and the Preferred Trust Security registrar and transfer agent, and any agent of the Property Trustee, the Delaware Trustee, the Administrative Trustees, or the Preferred Trust Security registrar and transfer agent, may treat the person in whose name a Preferred Trust Security is registered as the absolute owner of that Preferred Trust Security for the purpose of receiving distributions and all other purposes, regardless of any notice to the contrary. (Trust Agreement, Section 5.06).

     GOVERNING LAW. The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Trust Agreement, Section 10.05).

             DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEE

     GENERAL. This section briefly summarizes some of the provisions of the Preferred Trust Securities Guarantee Agreement that FPL Group will execute and deliver for the benefit of the holders of the Preferred Trust Securities issued by FPL Group Capital Trust and FPL Group Trust. The terms of these agreements are substantially the same, and they are referred to in this prospectus as the "Preferred Trust Securities Guarantee Agreement." This summary does not contain a complete description of the Preferred Trust Securities Guarantee Agreement. You should read this summary together with the Preferred Trust Securities Guarantee Agreement for a complete understanding of all the provisions. The form of the Preferred Trust Securities Guarantee Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Preferred Trust Securities Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     The Bank of New York will act as Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement and will hold the Preferred Trust Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

     GENERAL TERMS OF THE PREFERRED TRUST SECURITIES GUARANTEE. FPL Group will absolutely, irrevocably and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. (Preferred Trust Securities Guarantee Agreement, Section 5.01). The following payments will be subject to the Preferred Trust Securities Guarantee (without duplication):

     (1) any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time;

     (2) the redemption price, plus all accrued and unpaid distributions to the redemption date, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

     (3) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement), the lesser of:

          (a) the aggregate of the liquidation preference amount and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

          (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

(Preferred Trust Securities Guarantee Agreement, Section 1.01). FPL Group's obligation to make a guarantee payment may be satisfied by either making a direct payment of the required amounts by FPL Group to the holders of Preferred Trust Securities or causing the Trust to pay such amounts to those holders. (Preferred Trust Securities Guarantee Agreement, Section 5.01).

     The Preferred Trust Securities Guarantee will be a guarantee, subject to certain subordination provisions, as to payment with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds legally available to make those payments. (Preferred Trust Securities Guarantee Agreement, Sections 1.01 and 5.05). If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures held by a Trust and if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures held by a Trust, in each case the applicable Trust will not have funds available to pay distributions on the Preferred Trust Securities.

     FPL Group will fully and unconditionally guarantee payments due on the Preferred Trust Securities issued by the Trust through a combination of the following:

     (1) with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, the Subordinated Guarantee;

     (2) with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group's obligations under the FPL Group Junior Subordinated Debentures;

     (3) the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

     (4)  FPL Group's agreement to pay the expenses of the Trust; and

     (5)  the Preferred Trust Securities Guarantee.

     No single one of the applicable documents listed above standing alone or operating in conjunction with fewer than all of the other applicable documents constitutes the guarantee by FPL Group. It is only the combined operation of these documents that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

     Except as otherwise stated in the related prospectus supplement, the covenants in the Preferred Trust Securities Guarantee Agreement would not give holders of the Preferred Trust Securities protection in the event of a highly-leveraged transaction involving FPL Group.

     SECURITY AND RANKING. The Preferred Trust Securities Guarantee will be an unsecured obligation of FPL Group and will rank:

     (1) subordinate and junior in right of payment to all other liabilities of FPL Group, including the Subordinated Guarantee and the Debt Securities Guarantee (except those made pari passu or subordinate by their terms);

     (2) equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group; and

     (3) senior to FPL Group common stock. (Preferred Trust Securities Guarantee Agreement, Section 6.01).

     The Preferred Trust Securities Guarantee Agreement does not limit the amount of other indebtedness, including guarantees, that FPL Group may issue or incur or the amount of preferred or preference stock it may issue.

     The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Trust Securities Guarantee. (Trust Agreement, Section 5.02).

     The Preferred Trust Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against anyone else. (Preferred Trust Securities Guarantee Agreement, Sections 5.04 and 5.05).

     FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Preferred Trust Securities Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. Neither the Subordinated Indenture nor the Preferred Trust Securities Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

     EVENTS OF DEFAULT. An event of default under the Preferred Trust Securities Guarantee Agreement will occur upon failure of FPL Group to perform any of its payment obligations under the Preferred Trust Securities Guarantee Agreement, which failure has not been cured within 90 days of receipt of notice thereof. (Preferred Trust Securities Guarantee Agreement, Section 1.01). Upon an event of default, the holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities have the right to:

     (1) direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement, or

     (2) direct the exercise of any trust or power conferred upon the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 5.04).

     Any holder of the Preferred Trust Securities may enforce the Preferred Trust Securities Guarantee, or institute a legal proceeding directly against FPL Group to enforce the Preferred Trust Securities Guarantee Trustee's rights under the Preferred Trust Securities Guarantee Agreement without first instituting a legal proceeding against the Trust, the Preferred Trust Securities Guarantee Trustee or anyone else. (Preferred Trust Securities Guarantee Agreement, Section 5.04). The holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities may waive any past event of default and its consequences. (Preferred Trust Securities Guarantee Agreement, Section 2.06).

     FPL Group will be required to deliver to the Preferred Trust Securities Guarantee Trustee an annual statement as to its compliance with all conditions under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 2.04).

     MODIFICATION AND ASSIGNMENT. No consent of holders of Preferred Trust Securities is required for changes to the Preferred Trust Securities Guarantee Agreement that do not materially adversely affect their rights. Except as provided below, changes to the Preferred Trust Securities Guarantee Agreement that materially adversely affect the rights of Preferred Trust Securities require the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of the outstanding Preferred Trust Securities. Each affected holder of Preferred Trust Securities must consent to any amendment to the Preferred Trust Securities Guarantee Agreement that impairs the right of such holder to receive guarantee payments under the Preferred Trust Securities Guarantee Agreement or to institute suit for enforcement of any such payment. (Preferred Trust Securities Guarantee Agreement, Section 8.01).

     All guarantees and agreements contained in the Preferred Trust Securities Guarantee Agreement will bind the successors, assigns, receivers, trustees and representatives of FPL Group and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding. (Preferred Trust Securities Guarantee Agreement, Section 8.02).

     TERMINATION OF THE PREFERRED TRUST SECURITIES GUARANTEE. The Preferred Trust Securities Guarantee Agreement will terminate and be of no further force and effect upon:

     (1) full payment of the redemption price, plus accrued and unpaid distributions to the redemption date, for all the Preferred Trust Securities;

     (2) the distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

     (3)  full payment of the amounts payable upon liquidation of the Trust.

     However, the Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time, as result of the subordination provisions or any mistake or any judicial proceeding or otherwise, any holder of Preferred Trust Securities must return any sums paid under the Preferred Trust Securities or the Preferred Trust Securities Guarantee. (Preferred Trust Securities Guarantee Agreement, Section 7.01).

     GOVERNING LAW. The Preferred Trust Securities Guarantee Agreement provides that it is to be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Preferred Trust Securities Guarantee Agreement, Section 8.06).

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
                         AND THE SUBORDINATED GUARANTEE

     GENERAL. The FPL Group Capital Junior Subordinated Debentures, which the Property Trustee will hold on behalf of FPL Group Capital Trust as trust assets, will be issued by FPL Group Capital in one or more series under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York, as trustee. The Indenture pursuant to which FPL Group Capital Junior Subordinated Debentures may be issued, as it may be amended from time to time, is referred to in this prospectus as the "FPL Group Capital Subordinated Indenture." The Indenture pursuant to which FPL Group Junior Subordinated Debentures may be issued, as it may be amended from time to time, is referred to in this prospectus as the "FPL Group Subordinated Indenture." The FPL Group Junior Subordinated Debentures, which the Property Trustee will hold on behalf of FPL Group Trust as trust assets, will be issued by FPL Group in one or more series under an Indenture between FPL Group and The Bank of New York, as trustee. Each of the FPL Group Capital Subordinated Indenture and the FPL Group Subordinated Indenture, as each may be amended and supplemented from time to time, is referred to in this prospectus as the "Subordinated Indenture." The Bank of New York, as trustee under each Subordinated Indenture, is referred to in this prospectus as the "Subordinated Indenture Trustee." The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to in this prospectus as the "Subordinated Indenture Securities."

     This section briefly summarizes some of the terms of the Junior Subordinated Debentures, the Subordinated Guarantee applicable to the FPL Group Capital Junior Subordinated Debentures, and some of the provisions of the Subordinated Indenture. This summary does not contain a complete description of the Junior Subordinated Debentures or the Subordinated Guarantee. You should read this summary together with the Subordinated Indenture and the officer's certificates or other documents establishing the Junior Subordinated Debentures and the Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Subordinated Indenture (which, in the case of the FPL Group Capital Subordinated Indenture, contains the form of the Subordinated Guarantee), the forms of officer's certificate that may be used to establish a series of Junior Subordinated Debentures and the forms of the Junior Subordinated Debentures have been previously filed with the SEC, and are exhibits to the registration statement. In addition, each Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

     Each of the FPL Group Capital Junior Subordinated Debentures issued by FPL Group Capital to FPL Group Capital Trust and the FPL Group Junior Subordinated Debentures issued by FPL Group to FPL Group Trust will constitute a separate series under the respective Subordinated Indenture and will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the related Preferred Trust Securities and the consideration paid by FPL Group for the related Common Trust Securities.

     The FPL Group Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group Capital which rank junior to all of FPL Group Capital's Senior Indebtedness (as defined herein). The FPL Group Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group which rank junior to all of FPL Group's Senior Indebtedness (as defined herein). All Junior Subordinated Debentures issued under each Subordinated Indenture will rank equally and ratably with all other Junior Subordinated Debentures issued under such Subordinated Indenture, except to the extent that FPL Group Capital or FPL Group, as the case may be, elects to provide security with respect to any Junior Subordinated Debenture without providing that security to all outstanding Junior Subordinated Debentures as allowed under the respective Subordinated Indenture. The FPL Group Capital Junior Subordinated Debentures will be unconditionally guaranteed by FPL Group as to payment of principal, and any interest and premium, pursuant to a Subordinated Guarantee of FPL Group, included in the Subordinated Indenture for such FPL Group Capital Junior Subordinated Debentures, which Subordinated Guarantee ranks junior to all of FPL Group's Senior Indebtedness (as defined herein). See "--Subordinated Guarantee" below.

     Although the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures are discussed together in this section of the prospectus, FPL Group will have no obligation with respect to the FPL Group Capital Junior Subordinated Debentures except in connection with the Subordinated Guarantee and FPL Group Capital will have no obligation with respect to the FPL Group Junior Subordinated Debentures.

     Each series of Junior Subordinated Debentures that may be issued under each Subordinated Indenture may have different terms. FPL Group Capital or FPL Group, as the case may be, will include some or all of the following information about a specific series of Junior Subordinated Debentures in the prospectus supplement(s) relating to those Junior Subordinated Debentures:

     (1)  the title of those Junior Subordinated Debentures,

     (2) any limit upon the aggregate principal amount of those Junior Subordinated Debentures,

     (3)  the date(s) on which the principal will be paid,

     (4) the rate(s) of interest on those Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

     (5) the person to whom interest will be paid on any interest payment date, if other than the person in whose name those Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

     (6) the place(s) at which or methods by which payments will be made on those Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those Junior Subordinated Debentures may transfer or exchange those Junior Subordinated Debentures and serve notices and demands to or upon FPL Group Capital or FPL Group, as the case may be,

     (7) the security registrar and any paying agent or agents for those Junior Subordinated Debentures,

     (8) any date(s) on which, the price(s) at which and the terms and conditions upon which those Junior Subordinated Debentures may be redeemed at the option of the issuer, in whole or in part, and any restrictions on those redemptions,

     (9) any sinking fund or other provisions or options held by the registered owners of those Junior Subordinated Debentures that would obligate the issuer to repurchase or redeem those Junior Subordinated Debentures,

     (10) the denominations in which those Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

     (11) the currency or currencies in which the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

     (12) if FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Junior Subordinated Debentures in a currency other than that in which those Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

     (13) if the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay or receive those payments,

     (14) if the amount payable in respect of principal of or premium, if any, or interest on those Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the Subordinated Indenture, the manner in which those amounts will be determined,

     (15) the portion of the principal amount of the Junior Subordinated Debentures that will be paid by the issuer upon declaration of acceleration of the maturity of those Junior Subordinated Debentures, if other than the entire principal amount of those Junior Subordinated Debentures,

     (16) any events of default with respect to those Junior Subordinated Debentures and any covenants of FPL Group Capital, or FPL Group, as the case may be, for the benefit of the registered owners of those Junior Subordinated Debentures, other than those specified in the Subordinated Indenture,

     (17) the terms, if any, pursuant to which those Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

     (18) a definition of "Eligible Obligations" under the Subordinated Indenture with respect to the Junior Subordinated Debentures denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of the issuer's indebtedness in respect of those Junior Subordinated Debentures after their satisfaction and discharge,

     (19) if those Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those Junior Subordinated Debentures in global form,

     (20) if those Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those Junior Subordinated Debentures as bearer securities,

     (21) any limits on the rights of the registered owners of those Junior Subordinated Debentures to transfer or exchange those Junior Subordinated Debentures or to register their transfer, and any related service charges,

     (22) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Junior Subordinated Debentures,

     (23) any collateral security, assurance, or guarantee for those Junior Subordinated Debentures (including, with respect to the FPL Group Capital Junior Subordinated Debentures, any security, assurance of guarantee in addition to, or any exceptions to, the Subordinated Guarantee described under "--Subordinated Guarantee" below),

     (24) the designation of the trust to which the Junior Subordinated Debentures are to be issued,

     (25) the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

     (26) any other terms of those Junior Subordinated Debentures that are not inconsistent with the provisions of the Subordinated Indenture. (Subordinated Indenture, Section 301).

     Except as otherwise stated in the related prospectus supplement, the covenants in the Subordinated Indenture would not give registered owners of Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving FPL Group Capital, in the case of the FPL Group Capital Junior Subordinated Debentures, or FPL Group.

     SUBORDINATION. The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be. (FPL Group Capital Subordinated Indenture, Article Fifteen; FPL Group Subordinated Indenture, Article Fourteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by FPL Group Capital, or FPL Group, as the case may be, until all holders of Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be, have been paid in full (or provision has been made for such payment), if any of the following occurs:

     (1) certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group, as the case may be;

     (2) any Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

     (3) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be, are permitted to accelerate the maturity of such Senior Indebtedness. (FPL Group Capital Subordinated Indenture,
          Section 1502; FPL Group Subordinated Indenture, Section 1402).

     Upon any distribution of assets of FPL Group Capital, or of FPL Group, as the case may be, to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

     "Senior Indebtedness," when used with respect to FPL Group Capital or FPL Group, means all of FPL Group Capital's or FPL Group's obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

     (1) obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

     (2)  capitalized lease obligations;

     (3) all obligations of the types referred to in clauses (1) and (2) of others which FPL Group or FPL Group Capital, as the case may be, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

     (4) all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

     Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee, as the case may be. Furthermore trade accounts payable or long-term purchase obligations will not be Senior Indebtedness. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. (Subordinated Indenture, Section 101).

     FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, FPL Group Capital Subordinated Indenture Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur.

     FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, FPL Group Subordinated Indenture Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. The FPL Group Subordinated Indenture does not place any limit on the amount of liabilities including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

     SUBORDINATED GUARANTEE OF FPL GROUP CAPITAL JUNIOR SUBORDINATED DEBENTURES. Pursuant to the Subordinated Guarantee, FPL Group will unconditionally and irrevocably guarantee the payment of principal of and any interest and premium, if any, on the FPL Group Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such FPL Group Capital Junior Subordinated Debentures and the FPL Group Capital Subordinated Indenture. The Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the FPL Group Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the FPL Group Capital Subordinated Indenture. (FPL Group Capital Subordinated Indenture, Article Fourteen).

     The Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group. (FPL Group Capital Subordinated Indenture, Section 1402). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the FPL Group Capital Junior Subordinated Debentures may be made by FPL Group under the Subordinated Guarantee until all holders of Senior Indebtedness of FPL Group have been paid in full (or provision has been made for such payment), if any of the following occurs:

     (1)  certain events of bankruptcy, insolvency or reorganization of FPL
          Group;

     (2) any Senior Indebtedness of FPL Group is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

     (3) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group are permitted to accelerate the maturity of such Senior Indebtedness. (FPL Group Capital Subordinated Indenture, Section 1403).

     Upon any distribution of assets of FPL Group to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group must be paid in full before the holders of the FPL Group Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (FPL Group Capital Subordinated Indenture, Section
1403).

     FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Subordinated Guarantee is effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

     PAYMENT AND PAYING AGENTS. Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital, or FPL Group, as the case may be, will pay interest on each Junior Subordinated Debenture to the person in whose name that Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Junior Subordinated Debentures mature, FPL Group Capital, or FPL Group, as the case may be, will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital, or FPL Group, as the case may be, has defaulted in the payment of interest on any Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that Junior Subordinated Debenture:

     (1) as of the close of business on a date that the Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital, or FPL Group, as the case may be, proposes to pay the defaulted interest, or

     (2) in any other lawful manner that does not violate the requirements of any securities exchange on which that Junior Subordinated Debenture is listed and that the Subordinated Indenture Trustee believes is acceptable. (Subordinated Indenture, Section 307).

     Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Junior Subordinated Debentures at maturity will be payable when such Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York, as paying agent, in The City of New York. FPL Group Capital and/or FPL Group with respect to the FPL Group Capital Junior Subordinated Debentures and FPL Group with respect to the FPL Group Junior Subordinated Debentures may change the place of payment on the Junior Subordinated Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent. (Subordinated Indenture, Section 602).

     TRANSFER AND EXCHANGE. Unless otherwise stated in the related prospectus supplement, Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York, as security registrar, in The City of New York. FPL Group Capital, or FPL Group, as the case may be, may change the place for transfer and exchange of the Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

     Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Junior Subordinated Debentures. However, FPL Group Capital, or FPL Group, as the case may be, may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Junior Subordinated Debentures.

     FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture selected for redemption. Also, FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture during a period of 15 days before selection of Junior Subordinated Debentures to be redeemed. (Subordinated Indenture, Section 305).

     Unless otherwise stated in the related prospectus supplement, if Junior Subordinated Debentures are distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged as described above. (Trust Agreement, Section 9.04).

     DEFEASANCE. FPL Group Capital and FPL Group may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any Subordinated Indenture Securities (including the FPL Group Capital Junior Subordinated Debentures). FPL Group may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Subordinated Indenture Securities (including the FPL Group Junior Subordinated Debentures). To do so, FPL Group Capital or FPL Group, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group with respect to the FPL Group Junior Subordinated Debentures, must irrevocably deposit with the Subordinated Indenture Trustee or any paying agent, in trust:

     (1) money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

     (2) in the case of a deposit made prior to the maturity of that series of Subordinated Indenture Securities,

          (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

          (b) certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

     (3) a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity. (Subordinated Indenture, Section 701).

     OPTION TO EXTEND INTEREST PAYMENT PERIOD. So long as no event of default under the applicable Subordinated Indenture has occurred and is continuing, FPL Group Capital, or FPL Group, as the case may be, may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. (Subordinated Indenture, Section 312). As a consequence, distributions on the Preferred Trust Securities would be deferred during any extension period. Interest would, however, continue to accrue on the Junior Subordinated Debentures. During any extended interest period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from any payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group, with respect to FPL Group Junior Subordinated Debentures may:

     (1)  declare or pay any dividend or distribution on its capital stock;

     (2) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

     (3) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or, in the case of FPL Group Capital Junior Subordinated Debentures, the Subordinated Guarantee (as the case may be); or

     (4) make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be), other than

     (1) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the interest payment period is extended requiring it to purchase, redeem or acquire its capital stock;

     (2) any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

     (3) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

     (4) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock and distributions in connection with the settlement of stock purchase contracts);

     (5) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

     (6) payments under any preferred trust securities guarantee or guarantee of junior subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or junior subordinated debentures (as the case may be) is paid on all preferred trust securities or junior subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or junior subordinated debentures (as the case may be) is then entitled if paid in full;

     (7) dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

     (8) redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group. (Subordinated Indenture, Section 608).

     The exceptions in (7) and (8) above are not applicable to an extension of interest payment period on the FPL Group Junior Subordinated Debentures.

     Any extension period with respect to any securities of FPL Group Capital, or of FPL Group, as the case may be, similar to the Junior Subordinated Debentures or any other securities issued under the Subordinated Indenture will also apply to payments of interest on the Junior Subordinated Debentures.

     Any extension period with respect to payment of interest on the Junior Subordinated Debentures will, except as provided in (6) above, also apply to:

     (1) payments of interest on all junior subordinated debt securities of FPL Group Capital, or payments of interest on all junior subordinated debt securities of FPL Group, as the case may be, including all other securities issued under the Subordinated Indenture;

     (2)  distributions on the related preferred trust securities; and

     (3) distributions on all other securities of the Trust or any other subsidiary trust of FPL Group with terms substantially the same as those of the Trust Agreement.

     Before an extension period ends, FPL Group Capital, or FPL Group, as the case may be, may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, FPL Group Capital, or FPL Group, as the case may be, may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures. FPL Group Capital, or FPL Group, as the case may be, will give the Trust and the Subordinated Indenture Trustee notice of its election of an extension period prior to the earlier of (i) one business day before the record date for the distribution on the Preferred Trust Securities which would occur if FPL Group Capital, or FPL Group, as the case may be, did not make the election to extend or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date for such a distribution. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

     ADDITIONAL INTEREST. So long as any Preferred Trust Securities remain outstanding, if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then FPL Group Capital, or FPL Group, as the case may be, will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts received and retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had in the absence of such payment. (Subordinated Indenture, Section 313).

     REDEMPTION. For so long as the Trust is the holder of all of the related Junior Subordinated Debentures, the proceeds of any redemption of Junior Subordinated Debentures will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms. (Trust Agreement, Section 4.02(a)).

     The redemption terms of the Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless set forth differently in a prospectus supplement, and except with respect to Junior Subordinated Debentures redeemable at the option of the holder, Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (Subordinated Indenture, Sections 403 and 404).

     Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Junior Subordinated Debentures are surrendered for redemption. (Subordinated Indenture, Section 405). If only part of a Junior Subordinated Debenture is redeemed, the Subordinated Indenture Trustee will deliver a new Junior Subordinated Debenture of the same series for the remaining portion without charge. (Subordinated Indenture, Section 406).

     Any redemption at the option of FPL Group Capital, or FPL Group, as the case may be, may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither FPL Group Capital nor FPL Group, in the case of FPL Group Capital Junior Subordinated Debentures, nor FPL Group, in the case of FPL Group Junior Subordinated Debentures, will be required to redeem such Junior Subordinated Debentures. (Subordinated Indenture, Section 404).

     Subject to applicable law, including United States federal securities law, FPL Group or its affiliates, including FPL Group Capital, may at any time and from time to time purchase outstanding Junior Subordinated Debentures by tender, in the open market or by private agreement.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS. Under the FPL Group Capital Subordinated Indenture, neither FPL Group Capital nor FPL Group may, and under the FPL Group Subordinated Indenture, FPL Group may not, consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     (1) the entity formed by that consolidation, or the entity into which FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, is merged, or the entity that acquires or leases FPL Group Capital's or FPL Group's, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group's, in the case of the FPL Group Subordinated Indenture, property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's or FPL Group's, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group's, in the case of the FPL Group Subordinated Indenture, obligations on all Subordinated Indenture Securities and under the Subordinated Indenture,

     (2) immediately after giving effect to the transaction, no event of default under the Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Subordinated Indenture exists, and

     (3) FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, delivers an officer's certificate and an opinion of counsel to the Subordinated Indenture Trustee, as provided in the Subordinated Indenture. (Subordinated Indenture, Section 1101).

     The Subordinated Indenture does not prevent or restrict:

     (1) any consolidation or merger after the consummation of which FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, would be the surviving or resulting entity;

     (2) in the case of the FPL Group Capital Subordinated Indenture, any consolidation of FPL Group Capital with FPL Group or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by FPL Group; or any merger of any such entity into any other of such entities; or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

     (3) any conveyance or other transfer, or lease, of any part of the properties or assets of FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, which does not constitute the entirety, or substantially the entirety, thereof; or

     (4) the approval by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, of or the consent by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to any consolidation or merger to which any direct or indirect subsidiary or affiliate of FPL Group may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (Subordinated Indenture, Section 1103).

     EVENTS OF DEFAULT. Each of the following is an event of default under the Subordinated Indenture with respect to the Subordinated Indenture Securities of any series:

     (1) failure to pay interest on the Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a valid extension of the interest period will not constitute an event of default),

     (2) failure to pay principal or premium, if any, on the Subordinated Indenture Securities of that series when it is due,

     (3) failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of Subordinated Indenture Securities, that continues for 90 days after FPL Group Capital and FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, receive written notice of such failure to comply from the Subordinated Indenture Trustee, or FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, FPL Group and the Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Subordinated Indenture Securities of that series,

     (4) certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture,

     (5) with certain exceptions, the Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by FPL Group, and

     (6) any other event of default specified with respect to the Subordinated Indenture Securities of that series. (Subordinated Indenture, Section
          801).

     In the case of the third event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Debentures of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, has initiated and is diligently pursuing corrective action in good faith. (Subordinated Indenture, Section 801). An event of default with respect to the Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

     REMEDIES. If an event of default applicable to the Subordinated Indenture Securities of one or more series, but not applicable to all outstanding Subordinated Indenture Securities, exists, then either the Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately. (Subordinated Indenture, Section 802).

     If the event of default is applicable to all outstanding Subordinated Indenture Securities, then only the Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

     (1) FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, deposits with the Subordinated Indenture Trustee a sum sufficient to pay:

          (a) all overdue interest on all Subordinated Indenture Securities of that series,

          (b) the principal of and any premium on any Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

          (c)  interest on overdue interest for that series, and

          (d) all amounts due to the Subordinated Indenture Trustee under the Subordinated Indenture, and

     (2) any other event of default with respect to the Subordinated Indenture Securities of that series has been cured or waived as provided in the Subordinated Indenture. (Subordinated Indenture, Section 802).

     Other than its obligations and duties in case of an event of default under the Subordinated Indenture, the Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the registered owners of the Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Subordinated Indenture Trustee. (Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the Subordinated Indenture Securities of that series. However, if an event of default under the Subordinated Indenture relates to more than one series of Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Subordinated Indenture, and may not expose the Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Subordinated Indenture Trustee's sole discretion, be adequate. (Subordinated Indenture, Section 812).

     No registered owner of Subordinated Indenture Securities of any series will have any right to institute any proceeding under the Subordinated Indenture, or exercise any remedy under the Subordinated Indenture, unless:

     (1) that registered owner has previously given to the Subordinated Indenture Trustee written notice of a continuing event of default with respect to the Subordinated Indenture Securities of that series,

     (2) the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, have made written request to the Subordinated Indenture Trustee, and have offered reasonable indemnity to the Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

     (3) the Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Subordinated Indenture, Section
          807).

     However, these limitations do not apply to a suit instituted by a registered owner of a Subordinated Indenture Security for the enforcement of payment of the principal of or any premium, if any, or interest on that Subordinated Indenture Security on or after the applicable due date specified in that Subordinated Indenture Security. (Subordinated Indenture, Section 808).

     Each of FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and FPL Group in the case of the FPL Group Subordinated Indenture, is required to deliver to the Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the Subordinated Indenture. (Subordinated Indenture, Section 606).

     ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED TRUST SECURITIES. If there is an event of default with respect to Junior Subordinated Debentures held by the Trust, then the holders of Preferred Trust Securities issued by the Trust will rely on the Property Trustee or the Subordinated Indenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee's rights against FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, as a holder of the Junior Subordinated Debentures. However, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to the same extent, and upon the same conditions, as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities. (Subordinated Indenture, Section 610).

     Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of at least a majority of the aggregate liquidation amount of outstanding Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, to the fullest extent permitted by law. (Subordinated Indenture, Sections 807, 808 and 812).

     MODIFICATION AND WAIVER. Without the consent of any registered owner of Subordinated Indenture Securities, FPL Group, the Subordinated Indenture Trustee and, in the case of the FPL Group Capital Subordinated Indenture, FPL Group Capital, may amend or supplement the Subordinated Indenture for any of the following purposes:

     (1) to provide for the assumption by any permitted successor to FPL Group Capital or FPL Group of FPL Group Capital's or FPL Group's, in the case of the FPL Group Capital Subordinated Indenture, or by any permitted successor to FPL Group of FPL Group's, in the case of the FPL Group Subordinated Indenture, obligations with respect to the Subordinated Indenture and the Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

     (2) to add covenants of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, or to surrender any right or power conferred upon FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group by the Subordinated Indenture,

     (3)  to add any additional events of default,

     (4) to change, eliminate or add any provision of the Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that series or tranche only

          (a) when the required consent of the registered owners of Subordinated Indenture Securities of that series or tranche has been obtained, or

          (b) when no Subordinated Indenture Securities of that series or tranche remain outstanding under the Subordinated Indenture,

     (5) to provide collateral security for all but not a part of the Subordinated Indenture Securities,

     (6) to establish the form or terms of Subordinated Indenture Securities of any other series or tranche,

     (7) to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

     (8) to accept the appointment of a successor Subordinated Indenture Trustee or co-trustee with respect to the Subordinated Indenture Securities of one or more series and to change any of the provisions of the Subordinated Indenture as necessary to provide for the administration of the trusts under the Subordinated Indenture by more than one trustee,

     (9) to add procedures to permit the use of a non-certificated system of registration for the Subordinated Indenture Securities of all or any series or tranche,

     (10) to change any place where

          (a) the principal of and premium, if any, and interest on all or any series or tranche of Subordinated Indenture Securities are payable,

          (b) all or any series or tranche of Subordinated Indenture Securities may be transferred or exchanged, and

          (c) notices and demands to or upon FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, in respect of Subordinated Indenture Securities and the Subordinated Indenture may be served, or

     (11) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche. (Subordinated Indenture, Section 1201).

     The registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding may waive compliance by FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or by FPL Group in the case of the FPL Group Subordinated Indenture, with certain restrictive provisions of the Subordinated Indenture. (Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series affected. (Subordinated Indenture, Section 813). If the Trust holds Subordinated Indenture

Securities of any series, the Trust may not waive compliance, or any default in compliance, by FPL Group Capital or FPL Group with any covenant or term contained in, or any past default under, the Subordinated Indenture or the Subordinated Indenture Securities of such series, without the approval of at least a majority (or such greater percentage required by the Trust Agreement) in aggregate liquidation preference amount of the outstanding Preferred Trust Securities. (Subordinated Indenture, Sections 607 and 813).

     In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of either Subordinated Indenture in a way that requires changes to the Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, and the Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Subordinated Indenture, Section 1201).

     Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital or FPL Group, as the case may be, issues any series of Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

     (1) change the dates on which the principal of or interest (except as described above under "--Option to Extend Interest Payment Period") on a Subordinated Indenture Security is due without the consent of the registered owner of that Subordinated Indenture Security,

     (2) reduce any Subordinated Indenture Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Subordinated Indenture Security,

     (3) reduce any premium payable upon the redemption of a Subordinated Indenture Security without the consent of the registered owner of that Subordinated Indenture Security,

     (4) change the currency (or other property) in which a Subordinated Indenture Security is payable without the consent of the registered owner of that Subordinated Indenture Security,

     (5) impair the right to sue to enforce payments on any Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Subordinated Indenture Security,

     (6) in the case of FPL Group Capital Subordinated Indenture, impair the right to receive payments under the Subordinated Guarantee or to institute suit for enforcement of any such payment under the Subordinated Guarantee,

     (7) reduce the percentage in principal amount of the outstanding Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series or tranche,

     (8) reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series or tranche, or

     (9) modify certain of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding Subordinated Indenture Security affected by the modification.

     A supplemental indenture that changes or eliminates any provision of the Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Subordinated Indenture Securities, or that modifies the rights of the registered owners of Subordinated Indenture Securities of that series or tranche with respect to that provision, will not affect the rights under the Subordinated Indenture of the registered owners of the Subordinated Indenture Securities of any other series or tranche. So long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture without the prior consent of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or, in the case of changes described in clauses (1) through (9) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (Subordinated Indenture, Section 1202).

     Each Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of Subordinated Indenture Securities, (a) in the case of the FPL Group Capital Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group Capital, FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group Capital, FPL Group or of that other obligor (unless FPL Group Capital, FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision) and (b) in the case of the FPL Group Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group or of that other obligor (unless FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (Subordinated Indenture, Section 101).

     If FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group solicits any action under the Subordinated Indenture from registered owners of Subordinated Indenture Securities, each of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, may, at its option, by signing a written request to the Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of Subordinated Indenture Securities entitled to take that action. However, neither FPL Group Capital nor FPL Group will be obligated to do this. If FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, as the case may be, fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any Subordinated Indenture Security under the Subordinated Indenture will bind every future registered owner of that Subordinated Indenture Security, or any Subordinated Indenture Security replacing that Subordinated Indenture Security, with respect to anything that the Subordinated Indenture Trustee, FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Subordinated Indenture Security. (Subordinated Indenture, Section 104).

     RESIGNATION AND REMOVAL OF SUBORDINATED INDENTURE TRUSTEE. The Subordinated Indenture Trustee may resign at any time with respect to any series of Subordinated Indenture Securities by giving written notice of its resignation to FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated

Indenture. Also, the registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of one or more series of Subordinated Indenture Securities may remove the Subordinated Indenture Trustee at any time with respect to the Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Subordinated Indenture Trustee, FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and to FPL Group in the case of the FPL Group Subordinated Indenture. However, so long as any Preferred Trust Securities remain outstanding, the Trust cannot deliver an instrument evidencing this action without the consent of the holders of a majority in aggregate liquidation preference of Preferred Trust Securities outstanding. (Subordinated Indenture,
Section 910). The resignation or removal of the Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

     Except with respect to a Subordinated Indenture Trustee appointed by the registered owners of Subordinated Indenture Securities, the Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture if:

     (1) no event of default under the Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Subordinated Indenture exists, and

     (2) FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, have delivered to the Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Subordinated Indenture. (Subordinated Indenture, Section 910).

     NOTICES. Notices to registered owners of Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Subordinated Indenture Securities. (Subordinated Indenture, Section 106).

     TITLE. The person in whose name a Subordinated Indenture Security is registered may be treated as the absolute owner of that Subordinated Indenture Security, whether or not that Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Subordinated Indenture, Section 308).

     GOVERNING LAW. The Subordinated Indenture and the Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York's conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Subordinated Indenture, Section 112).

                       INFORMATION CONCERNING THE TRUSTEES

     FPL Group and its subsidiaries, including FPL Group Capital, also maintain various banking and trust relationships with The Bank of New York. In addition to acting as Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Capital Subordinated Indenture, The Bank of New York acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under "Description of Offered Debt Securities" above, (ii) Guarantee Trustee under the Guarantee Agreement described under "Description of the Debt Securities Guarantee" above, (iii) purchase contract agent under a purchase contract agreement described under "Description of Stock Purchase Contracts and Stock Purchase Units" above, (iv) Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement described under "Description of the Preferred Trust Securities Guarantee" above, (v) Property Trustee under the Trust Agreement and (vi) Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Subordinated Indenture. In addition, The Bank of New York acts as purchase contract agent under purchase contract agreements previously entered into by FPL Group and preferred trust securities trustee and property trustee in connection with the issuance by FPL Group Capital Trust I of its preferred trust securities. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement as well as acts as Delaware trustee under the Trust

Agreement entered into in connection with the issuance by FPL Group Capital Trust I of its preferred trust securities.

                              PLAN OF DISTRIBUTION

     FPL Group, FPL Group Capital and the Trust may sell the securities offered pursuant to this prospectus ("Offered Securities"):

     (1)  through underwriters or dealers,

     (2)  through agents, or

     (3)  directly to one or more purchasers.

     THROUGH UNDERWRITERS OR DEALERS. If FPL Group, FPL Group Capital and/or the Trust uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If FPL Group, FPL Group Capital and/or the Trust uses a dealer in the sale, FPL Group, FPL Group Capital and/or the Trust will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     THROUGH AGENTS. FPL Group, FPL Group Capital and/or the Trust may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

     DIRECTLY. FPL Group, FPL Group Capital and/or the Trust may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

     GENERAL INFORMATION. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL Group, FPL Group Capital and/or the Trust from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

     FPL Group, FPL Group Capital and/or the Trust may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL Group, FPL Group Capital and/or the Trust at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

     The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as our agent or the applicable trust's agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with FPL Group, FPL Group Capital and/or the Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

     FPL Group, FPL Group Capital and/or the Trust may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by FPL Group, FPL Group Capital and/or the Trust or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from FPL Group, FPL Group Capital and/or the Trust in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

     FPL Group, FPL Group Capital and/or the Trust may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in this prospectus from FPL Group's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein (which expresses an unqualified opinion and includes explanatory paragraphs relating to FPL Group, Inc.'s changes in 2003 in its methods of accounting for special purpose entities and for asset retirement obligations and change in 2002 in its method of accounting for goodwill), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Steel Hector & Davis LLP, Miami, Florida and Thelen Reid & Priest LLP, New York, New York, co-counsel to FPL Group, FPL Group Capital and the Trust, will pass upon the legality of the Offered Securities for FPL Group, FPL Group Capital and the Trust. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriter, dealer or agent. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Morris, James, Hitchens & Williams LLP, special Delaware counsel to FPL Group, FPL Group Capital and the Trust. Thelen Reid & Priest LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Steel Hector & Davis LLP, and on the opinion of Morris, James, Hitchens & Williams LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. Steel Hector & Davis LLP may rely as to all matters of New York law upon the opinion of Thelen Reid & Priest LLP, and on the opinion of Morris, James, Hitchens & Williams LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities.

                       -----------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATiON INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. NEITHER FPL GROUP CAPITAL, FPL GROUP NOR THE TRUST HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. NEITHER FPL GROUP CAPITAL, FPL GROUP NOR THE TRUST IS MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS OR THAT THE INFORMATION INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting and/or agents compensation, are:

Filing Fee for Registration Statement..................................$354,760
Legal and Accounting Fees..............................................$800,000*
Printing (S-3, prospectus, prospectus supplement, etc.).................$50,000*
Fees of the trustees....................................................$25,000*
Rating Agencies' Fees..................................................$300,000*
Miscellaneous...........................................................$10,240*
                                                                     ----------

Total................................................................$1,540,000
                                                                     ==========

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850 of the Florida Statutes generally permits FPL Group and FPL Group Capital (each, a "Corporation") to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the Corporation if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, each Corporation may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits each Corporation to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of such Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of a corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than a corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

     Each Corporation's bylaws provide generally that such Corporation shall, to the fullest extent permitted by law, indemnify all directors and officers of such Corporation, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of such Corporation, as well as any employees or agents of such Corporation or other persons serving at the request of such Corporation in any capacity with any entity or enterprise other than such registrant to whom such Corporation has agreed to grant indemnification (each, an "Indemnified Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorneys' fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

     In addition, each Corporation carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

     Pursuant to Section 10 of each Trust Agreement, FPL Group has agreed to indemnify and hold harmless each Trustee, any affiliate of each Trustee and any officer, director, shareholder, member, partner or employee of each Trustee, and any employee of the Trust (each such person, an "Trust Agreement Indemnified Person") from and against any loss, liability, expense, damage or claim incurred by such Trust Agreement Indemnified Person without negligence (gross negligence, in the case of any Administrative Trustee or the Delaware Trustee or other person who is a Trust Agreement Indemnified Person by virtue of the relationship thereto), bad faith or willful misconduct on the part of the Trust Agreement Indemnified Person, or in the case of any such affiliate, officer, director, shareholder, member, partner or employee, on the part of the related Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts thereunder or by reason of any act or omission performed or omitted by such Trust Agreement Indemnified Person in good faith on behalf of the Trust and in a manner such Trust Agreement Indemnified Person reasonably believed to be within the scope of authority conferred on such Trust Agreement Indemnified Person by the Trust Agreement. In addition, the Board of Directors of FPL Group has authorized FPL Group to indemnify each of the officers or employees of FPL Group (or any of its affiliates) who serve as an Administrative Trustee of the Trust, in accordance with the bylaws provisions described above, and each such person will be an Indemnified Person as defined in the second preceding paragraph.

ITEM 16.  EXHIBITS.

1(a)   - Form of Underwriting Agreement for the Offered Securities (other than
         Preferred Trust Securities and related securities and preferred stock).

1(b)   - Form of Underwriting Agreement with respect to Preferred Trust
         Securities and related securities.

1(c)   - Form of Underwriting Agreement with respect to preferred stock.

*4(a)  - Restated Articles of Incorporation of FPL Group dated December 31,
         1984, as amended through December 17, 1990 (filed as Exhibit 4(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669).

*4(b)  - Amendment to FPL Group's Restated Articles of Incorporation dated June
         27, 1996 (filed as Exhibit 3 to Form 10-Q for the quarter ended June 30, 1996, File No. 1-8841).

4(c)   - Amendment to FPL Group's Restated Articles of Incorporation dated May
         26, 2004.

*4(d)  - Bylaws of FPL Group as amended February 12, 2001 (filed as Exhibit
         3(ii)a to Form 10-K for the year ended December 31, 2000, File No. 1-8841).

*4(e) - Form of Rights Agreement, dated as of July 1, 1996, between FPL Group and EquiServe Trust Company, N.A. as successor to Fleet National Bank (formerly known as The First National Bank of Boston), as Rights Agent (filed as Exhibit 4 to Form 8-K dated June 17, 1996, File No. 1-8841).

*4(f) - Second Amendment to Rights Agreement, dated as of December 26, 2002, between FPL Group and EquiServe Trust Company, N.A. as successor to Fleet National Bank (formerly known as The First National Bank of Boston), as the Rights Agent (filed as Exhibit 3 to Form 8-A/A dated January 3, 2003, File No. 1-8841).

*4(g) - Third Amendment to Rights Agreement, dated as of January 1, 2004, between FPL Group, Computershare Investor Services, LLC as successor Rights Agent, and EquiServe Trust Company, N.A. as predecessor Rights Agent. (filed as Exhibit 4 to Form 8-A/A dated December 19, 2003, File No. 1-8841).

*4(h)  - Articles of Incorporation of FPL Group Capital dated July 31, 1985
         (filed as Exhibit 3.1 to Registration Statement No. 33-6215).

4(i)   - Amendment to FPL Group Capital's Articles of Incorporation, dated May
         27, 2004.

*4(j)  - Bylaws of FPL Group Capital dated January 4, 1988 (filed as Exhibit
         4(b) to Registration Statement No. 33-69786).

*4(k) - Restated Articles of Incorporation of Florida Power & Light Company dated March 23, 1992 (filed as Exhibit 3(i)a to Form 10-K for the year ended December 31, 1993, File No. 1-3545).

*4(l)  - Amendment to Florida Power & Light Company's Restated Articles of
         Incorporation dated March 23, 1992 (filed as Exhibit 3(i)b to Form 10-K for the year ended December 31, 1993, File No. 1-3545).

*4(m)  - Amendment to Florida Power & Light Company's Restated Articles of
         Incorporation dated May 11, 1992 (filed as Exhibit 3(i)c to Form 10-K for the year ended December 31, 1993, File No. 1-3545).

*4(n)  - Amendment to Florida Power & Light Company's Restated Articles of
         Incorporation dated March 12, 1993 (filed as Exhibit 3(i)d to Form 10-K for the year ended December 31, 1993, File No. 1-3545).

*4(o)  - Amendment to Florida Power & Light Company's Restated Articles of
         Incorporation dated June 16, 1993 (filed as Exhibit 3(i)e to Form 10-K for the year ended December 31, 1993, File No. 1-3545).

*4(p)  - Amendment to Florida Power & Light Company's Restated Articles of
         Incorporation dated August 31, 1993 (filed as Exhibit 3(i)f to Form 10-K for the year ended December 31, 1993, File No. 1-3545).

*4(q)  - Amendment to Florida Power & Light Company's Restated Articles of
         Incorporation dated November 30, 1993 (filed as Exhibit 3(i)g to Form 10-K for the year ended December 31, 1993, File No. 1-3545).

*4(r)  - Amendment to Florida Power & Light Company's Restated Articles of
         Incorporation dated January 20, 2004 (filed as Exhibit 3(i)j to Form 10-K for the year ended December 31, 2003, File No. 1-3545).

*4(s)  - Amendment to Florida Power & Light Company's Restated Articles of
         Incorporation dated January 20, 2004 (filed as Exhibit 3(i)k to Form 10-K for the year ended December 31, 2003, File No. 1-3545).

*4(t)  - Bylaws of Florida Power & Light Company dated May 11, 1992 (filed as
         Exhibit 3 to Form 8-K dated May 1, 1992, File No. 1-3545).

*4(u) - Mortgage and Deed of Trust dated as of January 1, 1944, and One hundred and five Supplements thereto, between Florida Power & Light Company and Deutsche Bank Trust Company Americas, Trustee (the "Mortgage") (filed as Exhibit B-3, File No. 2-4845; Exhibit 7(a), File No. 2-7126; Exhibit 7(a), File No. 2-7523; Exhibit 7(a), File No. 2-7990; Exhibit 7(a), File No. 2-9217; Exhibit 4(a)-5, File No. 2-10093; Exhibit 4(c), File No. 2-11491; Exhibit 4(b)-1, File No. 2-12900; Exhibit 4(b)-1, File No.

         2-13255; Exhibit 4(b)-1, File No. 2-13705; Exhibit 4(b)-1, File No.
         2-13925; Exhibit 4(b)-1, File No. 2-15088; Exhibit 4(b)-1, File No.
         2-15677; Exhibit 4(b)-1, File No. 2-20501; Exhibit 4(b)-1, File No.
         2-22104; Exhibit 2(c), File No. 2-23142; Exhibit 2(c), File No. 2-24195; Exhibit 4(b)-1, File No. 2-25677; Exhibit 2(c), File No. 2-27612; Exhibit 2(c), File No. 2-29001; Exhibit 2(c), File No. 2-30542; Exhibit 2(c), File No. 2-33038; Exhibit 2(c), File No. 2-37679; Exhibit 2(c), File No. 2-39006; Exhibit 2(c), File No. 2-41312; Exhibit 2(c), File No. 2-44234; Exhibit 2(c), File No. 2-46502; Exhibit 2(c), File No. 2-48679; Exhibit 2(c), File No. 2-49726; Exhibit 2(c), File No. 2-50712; Exhibit 2(c), File No. 2-52826; Exhibit 2(c), File No. 2-53272; Exhibit 2(c), File No. 2-54242; Exhibit 2(c), File No. 2-56228; Exhibits 2(c) and 2(d), File No. 2-60413; Exhibits 2(c) and 2(d), File No. 2-65701; Exhibit 2(c), File No. 2-66524; Exhibit 2(c), File No. 2-67239; Exhibit 4(c), File No. 2-69716; Exhibit 4(c), File No. 2-70767; Exhibit 4(b), File No. 2-71542; Exhibit 4(b), File No. 2-73799; Exhibits 4(c), 4(d) and 4(e),
         File No. 2-75762; Exhibit 4(c), File No. 2-77629; Exhibit 4(c), File No. 2-79557; Exhibit 99(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669; Exhibit 99(a) to Post-Effective Amendment No. 1 to Form S-3, File No. 33-46076; Exhibit 4(b) to Form 10-K for the year ended December 31, 1993, File No. 1-3545; Exhibit 4(i) to Form 10-Q for the quarter ended June 30, 1994, File No. 1-3545; Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 1995, File No. 1-3545; Exhibit 4(a) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3545;
         Exhibit 4 to Form 10-Q for the quarter ended June 30, 1998, File No. 1-3545; Exhibit 4 to Form 10-Q for the quarter ended March 31, 1999, File No. 1-3545; Exhibit 4(f) to Form 10-K for the year ended December 31, 2000, File No. 1-3545; Exhibit 4(g) to Form 10-K for the year ended December 31, 2000, File No. 1-3545; Exhibit 4(o), File No. 333-102169;
         Exhibit 4(k) to Post-Effective Amendment No. 1 to Form S-3, File No. 333-102172; Exhibit 4(l) to Post-Effective Amendment No. 2 to Form S-3, File No. 333-102172; and Exhibit 4(m) to Post-Effective Amendment No. 3 to Form S-3, File No. 333-102172).

*4(v)  - Indenture, dated as of June 1, 1999, between FPL Group Capital and The
         Bank of New York, as Trustee (filed as Exhibit 4(a) to Form 8-K dated July 16, 1999, File No. 1-8841).

*4(w)  - Guarantee Agreement between FPL Group (as Guarantor) and The Bank of
         New York (as Guarantee Trustee) dated as of June 1, 1999 (filed as
         Exhibit 4(b) to Form 8-K dated July 16, 1999, File No. 1-8841).

*4(x) - Officer's Certificate of FPL Group Capital, dated June 29, 1999, creating the 7 3/8% Debentures, Series due June 1, 2009 (filed as
         Exhibit 4(d) to Form 8-K dated July 16, 1999, File No. 1-8841).

*4(y) - Officer's Certificate of FPL Group Capital, dated September 7, 1999, creating the 7 5/8% Debentures, Series due September 15, 2006 (filed as
         Exhibit 4 to Form 10-Q for the quarter ended September 30, 1999, File No. 1-8841).

*4(z) - Officer's Certificate of FPL Group Capital, dated May 11, 2001, creating the 6 1/8% Debentures, Series due May 15, 2007 (filed as
         Exhibit 4 to Form 10-Q for the quarter ended June 30, 2001, File No. 1-8841).

*4(aa) - Officer's Certificate of FPL Group Capital, dated February 4, 2002, creating the Series A Debentures due February 16, 2007 (filed as
         Exhibit 4(j) to Form 10-K for the year ended December 31, 2001, File No. 1-8841).

*4(ab) - Officer's Certificate of FPL Group Capital, dated June 12, 2002, creating the Series B Debentures due February 16, 2008 (filed as
         Exhibit 4(a) to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8841).

*4(ac) - Officer's Certificate of FPL Group Capital, dated April 11, 2003, creating the 3 1/4% Debentures, Series due April 11, 2006 (filed as
         Exhibit 4(ao) to Post-Effective Amendment No. 1 to Form S-3, File Nos. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03).

*4(ad) - Officer's Certificate of FPL Group Capital, dated September 30, 2003, creating the Floating Rate Debentures, Series due March 30, 2005 (filed as Exhibit 4(ap) to Post-Effective Amendment No. 2 to Form S-3, File Nos. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03).

*4(ae) - Officer's Certificate of FPL Group Capital, dated September 30, 2003, creating the 1 7/8% Debentures, Series due March 30, 2005 (filed as
         Exhibit 4(aq) to Post-Effective Amendment No. 2 to Form S-3, File Nos. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03).

*4(af) - Officer's Certificate of FPL Group Capital, dated March 15, 2004, creating the 5 7/8% Junior Subordinated Debentures, Series due March 15, 2044 (filed as Exhibit 4(av) to Post-Effective Amendment No. 3 to Form S-3, File No. 333-102173, 333-102173-01, 333-102173-02 and
         333-102173-03).

*4(ag) - Purchase Contract Agreement, dated as of February 1, 2002, between FPL
         Group and The Bank of New York, as Purchase Contract Agent and Trustee (filed as Exhibit 4(k) to Form 10-K for the year ended December 31, 2001, File No. 1-8841).

*4(ah) - Purchase Contract Agreement, dated as of June 1, 2002, between FPL
         Group and The Bank of New York, as Purchase Contract Agent and Trustee (filed as Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8841).

*4(ai) - Pledge Agreement, dated as of February 1, 2002, by and among FPL Group,
         JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent (filed as Exhibit 4(l) to Form 10-K for the year ended December 31, 2001, File No. 1-8841).

*4(aj) - Pledge Agreement, dated as of June 1, 2002, by and among FPL Group,
         JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent (filed as Exhibit 4(c) to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8841).

*4(ak) - Indenture (For Unsecured Subordinated Debt Securities relating to Trust
         Securities) of FPL Group Capital, dated as of March 1, 2004 (filed as
         Exhibit 4(au) to Post-Effective Amendment No. 3 to Form S-3, File No. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03).

*4(al) - Preferred Trust Securities Guarantee Agreement between FPL Group (as
         Guarantor) and The Bank of New York (as Guarantee Trustee), dated as of March 15, 2004 (filed as Exhibit 4(aw) to Post-Effective Amendment No. 3 to Form S-3, File No. 333-102173, 333-102173-01, 333-102173-02 and
         333-102173-03).

*4(am) - Amended and Restated Trust Agreement relating to FPL Group Capital
         Trust I, dated as of March 15, 2004 (filed as Exhibit 4(at) to Post Effective Amendment No. 3 to Form S-3, File No. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03).

*4(an) - Agreement as to Expenses and Liabilities of FPL Group Capital Trust I, dated as of March 15, 2004 (filed as Exhibit 4(ax) to Post Effective Amendment No. 3 to Form S-3, File No. 333-102173, 333-102173-01,
         333-102173-02 and 333-102173-03).

4(ao) - Form of Officer's Certificate relating to the Offered Debt Securities, including form of Offered Debt Securities.

4(ap)  - Form of Purchase Contract Agreement.

4(aq)  - Form of Pledge Agreement.

4(ar)  - Form of Remarketing Agreement.

*4(as) - Trust Agreement and Certificate of Trust of FPL Group Capital Trust II
         (filed as Exhibit 4(ah) to Amendment No. 1 to Form S-3, File No. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03).

4(at)  - Trust Agreement and Certificate of Trust of FPL Group Capital Trust
         III.

4(au)  - Trust Agreement and Certificate of Trust of FPL Group Trust I.

4(av)  - Trust Agreement and Certificate of Trust of FPL Group Trust II.

4(aw)  - Form of Amended and Restated Trust Agreement.

4(ax)  - Form of Subordinated Indenture relating to FPL Group's Junior
         Subordinated Debentures.

4(ay)  - Form of Officer's Certificate relating to FPL Group Capital's Junior
         Subordinated Debentures, including form of Junior Subordinated Debentures.

4(az)  - Form of Officer's Certificate relating to FPL Group's Junior
         Subordinated Debentures, including form of Junior Subordinated Debentures.

4(ba)  - Form of Preferred Trust Securities Guarantee Agreement relating to the
         Preferred Trust Securities.

4(bb) - Form of Agreement as to Expenses and Liabilities relating to the Trust is contained in Exhibit D of Exhibit 4(aw) hereto.

4(bc)  - Form of Preferred Trust Securities is contained in Exhibit C of Exhibit
         4(aw) hereto.

4(bd) - Form of Articles of Amendment to establish a series of FPL Group's preferred stock.

4(be)  - Form of Articles of Amendment to establish a series of FPL Group
         Capital's preferred stock.

4(bf) - Form of FPL Group Guarantee Agreement relating to FPL Group Capital's preferred stock.

5(a)   - Opinion and Consent, dated June 4, 2004, of Steel Hector & Davis LLP, counsel to FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II.

5(b)   - Opinion and Consent, dated June 4, 2004, of Thelen Reid & Priest LLP, co-counsel to FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II.

5(c)   - Opinion and Consent, dated June 4, 2004, of Morris, James, Hitchens &
         Williams LLP, special Delaware counsel to FPL Group, FPL Group Capital and FPL Group Capital Trust II.

5(d)   - Opinion and Consent, dated June 4, 2004, of Morris, James, Hitchens &
         Williams LLP, special Delaware counsel to FPL Group, FPL Group Capital and FPL Group Capital Trust III.

5(e)   - Opinion and Consent, dated June 4, 2004, of Morris, James, Hitchens &
         Williams LLP, special Delaware counsel to FPL Group and FPL Group Trust I.

5(f)   - Opinion and Consent, dated June 4, 2004, of Morris, James, Hitchens &
         Williams LLP, special Delaware counsel to FPL Group and FPL Group Trust II.

*12    - Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings
         to Fixed Charges Plus Preferred Dividends (filed as Exhibit 12 to Form 8-K dated March 12, 2004, File No. 1-8841 and Exhibit 12(a) to Form 10-Q of FPL Group for the quarter ended March 31, 2004, File No. 1-8841).

23(a)  - Independent Auditors' Consent of Deloitte & Touche LLP.

23(b) - Consent of Steel Hector & Davis LLP (included in opinion, attached hereto as Exhibit 5(a)).

23(c) - Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

23(d) - Consent of Morris, James, Hitchens & Williams LLP (included in opinion, attached hereto as Exhibit 5(c)).

23(e) - Consent of Morris, James, Hitchens & Williams LLP (included in opinion, attached hereto as Exhibit 5(d)).

23(f) - Consent of Morris, James, Hitchens & Williams LLP (included in opinion, attached hereto as Exhibit 5(e)).

23(g) - Consent of Morris, James, Hitchens & Williams LLP (included in opinion, attached hereto as Exhibit 5(f)).

24     - Powers of Attorney (included on the signature pages of this registration statement).

25(a)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Guarantee Trustee with respect to Debt Securities Guarantee.

25(b)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Indenture Trustee.

25(c) - Statement of Eligibility on Form T-1 of The Bank of New York, as purchase contract agent.

25(d)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Subordinated Indenture Trustee with respect to FPL Group Capital's Junior Subordinated Debentures.

25(e)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Subordinated Indenture Trustee with respect to FPL Group's Junior Subordinated Debentures.

25(f)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Property Trustee, with respect to the Amended and Restated Trust Agreement of FPL Group Capital Trust II.

25(g)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Property Trustee, with respect to the Amended and Restated Trust Agreement of FPL Group Capital Trust III.

25(h)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Property Trustee, with respect to the Amended and Restated Trust Agreement of FPL Group Trust I.

25(i)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Property Trustee, with respect to the Amended and Restated Trust Agreement of FPL Group Trust II.

25(j)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Preferred Trust Securities Guarantee Trustee, with respect to the Preferred Trust Securities Guarantee Agreement of FPL Group Capital Trust II.

25(k)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Preferred Trust Securities Guarantee Trustee, with respect to the Preferred Trust Securities Guarantee Agreement of FPL Group Capital Trust III.

25(l)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Preferred Trust Securities Guarantee Trustee, with respect to the Preferred Trust Securities Guarantee Agreement of FPL Group Trust I.

25(m)  - Statement of Eligibility on Form T-1 of The Bank of New York, as
         Preferred Trust Securities Guarantee Trustee, with respect to the Preferred Trust Securities Guarantee Agreement of FPL Group Trust II.

* Incorporated herein by reference as indicated.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the registrants need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of FPL Group's Annual Report pursuant to Section 13(a) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant against which the claim is asserted will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida on the 4th day of June, 2004.

                                        FPL GROUP, INC.


                                        By: /s/ Lewis Hay, III
                                            ------------------------------------
                                            Lewis Hay, III
                                            Chairman of the Board, President,
                                            Chief Executive Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                                Date
---------                               -----                                ----

   /s/ Lewis Hay, III                   Chairman of the Board, President,    June 4, 2004
----------------------------------      Chief Executive Officer and
Lewis Hay, III                          Director (Principal Executive
                                        Officer)


   /s/ Moray P. Dewhurst                Vice President, Finance and Chief    June 4, 2004
----------------------------------      Financial Officer (Principal
Moray P. Dewhurst                       Financial Officer)


   /s/ K. Michael Davis                 Controller and Chief Accounting      June 4, 2004
----------------------------------      Officer (Principal Accounting
K. Michael Davis                        Officer)


   /s/ H. Jesse Arnelle                 Director                             June 4, 2004
----------------------------------
H. Jesse Arnelle


   /s/ Sherry S. Barrat                 Director                             June 4, 2004
----------------------------------
Sherry S. Barrat


   /s/ Robert M. Beall, II              Director                             June 4, 2004
----------------------------------
Robert M. Beall, II


                                     II-10


Signature                               Title                                Date
---------                               -----                                ----


   /s/ J. Hyatt Brown                   Director                             June 4, 2004
----------------------------------
J. Hyatt Brown


   /s/ James L. Camaren                 Director                             June 4, 2004
----------------------------------
James L. Camaren


   /s/ Frederic V. Malek                Director                             June 4, 2004
----------------------------------
Frederic V. Malek


   /s/ Michael H. Thaman                Director                             June 4, 2004
----------------------------------
Michael H. Thaman


   /s/ Paul R. Tregurtha                Director                             June 4, 2004
----------------------------------
Paul R. Tregurtha


   /s/ Frank G. Zarb                    Director                             June 4, 2004
----------------------------------
Frank G. Zarb

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group Capital Inc certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida on the 4th day of June, 2004.

                                        FPL GROUP CAPITAL INC


                                        By: /s/ Lewis Hay, III
                                            ------------------------------------
                                            Lewis Hay, III
                                            President, Chief Executive Officer
                                            and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                                  Date
---------                               -----                                  ----

   /s/ Lewis Hay, III                   President, Chief Executive Officer     June 4, 2004
----------------------------------      and Director (Principal Executive
Lewis Hay, III                          Officer)


   /s/ Moray P. Dewhurst                Senior Vice President, Finance,        June 4, 2004
----------------------------------      Chief Financial Officer and Director
Moray P. Dewhurst                       (Principal Financial Officer)


   /s/ K. Michael Davis                 Controller and Chief Accounting        June 4, 2004
----------------------------------      Officer (Principal Accounting
K. Michael Davis                        Officer)


   /s/ Paul I. Cutler                   Director                               June 4, 2004
----------------------------------
Paul I. Cutler

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida on the 4th day of June, 2004.

                                        FPL GROUP CAPITAL TRUST II


                                        By: /s/ Paul I. Cutler
                                            -----------------------------
                                            Name:  Paul I. Cutler
                                            Title: Administrative Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida on the 4th day of June, 2004.

                                        FPL GROUP CAPITAL TRUST III


                                        By: /s/ Paul I. Cutler
                                            -----------------------------
                                            Name:  Paul I. Cutler
                                            Title: Administrative Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida on the 4th day of June, 2004.

                                        FPL GROUP TRUST I


                                        By: /s/ Paul I. Cutler
                                            -----------------------------
                                            Name:  Paul I. Cutler
                                            Title: Administrative Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida on the 4th day of June, 2004.

                                        FPL GROUP TRUST II


                                        By: /s/ Paul I. Cutler
                                            -----------------------------
                                            Name:  Paul I. Cutler
                                            Title: Administrative Trustee

                                  EXHIBIT INDEX

1(a) Form of Underwriting Agreement for the Offered Securities (other than Preferred Trust Securities and related securities and preferred stock).

1(b) Form of Underwriting Agreement with respect to Preferred Trust Securities and related securities.

1(c)     Form of Underwriting Agreement with respect to preferred stock.

4(c) Amendment to FPL Group's Restated Articles of Incorporation dated May 26, 2004.

4(i) Amendment to FPL Group Capital's Articles of Incorporation, dated May 27, 2004.

4(ao) Form of Officer's Certificate relating to the Offered Debt Securities, including form of Offered Debt Securities.

4(ap)    Form of Purchase Contract Agreement.

4(aq)    Form of Pledge Agreement.

4(ar)    Form of Remarketing Agreement.

4(at)    Trust Agreement and Certificate of Trust of FPL Group Capital Trust
         III.

4(au)    Trust Agreement and Certificate of Trust of FPL Group Trust I.

4(av)    Trust Agreement and Certificate of Trust of FPL Group Trust II.

4(aw)    Form of Amended and Restated Trust Agreement.

4(ax) Form of Subordinated Indenture relating to FPL Group's Junior Subordinated Debentures.

4(ay) Form of Officer's Certificate relating to FPL Group Capital's Junior Subordinated Debentures, including form of Junior Subordinated Debentures.

4(az) Form of Officer's Certificate relating to FPL Group's Junior Subordinated Debentures, including form of Junior Subordinated Debentures.

4(ba) Form of Preferred Trust Securities Guarantee Agreement relating to the Preferred Trust Securities.

4(bb) Form of Agreement as to Expenses and Liabilities relating to the Trust is contained in Exhibit D of Exhibit 4(aw) hereto.

4(bc) Form of Preferred Trust Securities is contained in Exhibit C of Exhibit 4(aw) hereto.

4(bd) Form of Articles of Amendment to establish a series of FPL Group's preferred stock.

4(be) Form of Articles of Amendment to establish a series of FPL Group Capital's preferred stock.

4(bf) Form of FPL Group Guarantee Agreement relating to FPL Group Capital's preferred stock.

5(a) Opinion and Consent, dated June 4, 2004, of Steel Hector & Davis LLP, counsel to FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II.

5(b) Opinion and Consent, dated June 4, 2004, of Thelen Reid & Priest LLP, co-counsel to FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II.

5(c) Opinion and Consent, dated June 4, 2004, of Morris, James, Hitchens & Williams LLP, special Delaware counsel to FPL Group, FPL Group Capital and FPL Group Capital Trust II.

5(d) Opinion and Consent, dated June 4, 2004, of Morris, James, Hitchens & Williams LLP, special Delaware counsel to FPL Group, FPL Group Capital and FPL Group Capital Trust III.

5(e) Opinion and Consent, dated June 4, 2004, of Morris, James, Hitchens & Williams LLP, special Delaware counsel to FPL Group and FPL Group Trust I.

5(f) Opinion and Consent, dated June 4, 2004, of Morris, James, Hitchens & Williams LLP, special Delaware counsel to FPL Group and FPL Group Trust II.

23(a)    Independent Auditors' Consent of Deloitte & Touche LLP.

23(b) Consent of Steel Hector & Davis LLP (included in opinion, attached hereto as Exhibit 5(a)).

23(c) Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

23(d) Consent of Morris, James, Hitchens & Williams LLP (included in opinion, attached hereto as Exhibit 5(c)).

23(e) Consent of Morris, James, Hitchens & Williams LLP (included in opinion, attached hereto as Exhibit 5(d)).

23(f) Consent of Morris, James, Hitchens & Williams LLP (included in opinion, attached hereto as Exhibit 5(e)).

23(g) Consent of Morris, James, Hitchens & Williams LLP (included in opinion, attached hereto as Exhibit 5(f)).

24 Powers of Attorney (included on the signature pages of this registration statement).

25(a) Statement of Eligibility on Form T-1 of The Bank of New York, as Guarantee Trustee with respect to Debt Securities Guarantee.

25(b) Statement of Eligibility on Form T-1 of The Bank of New York, as Indenture Trustee.

25(c) Statement of Eligibility on Form T-1 of The Bank of New York, as purchase contract agent.

25(d) Statement of Eligibility on Form T-1 of The Bank of New York, as Subordinated Indenture Trustee with respect to FPL Group Capital's Junior Subordinated Debentures.

25(e) Statement of Eligibility on Form T-1 of The Bank of New York, as Subordinated Indenture Trustee with respect to FPL Group's Junior Subordinated Debentures.

25(f) Statement of Eligibility on Form T-1 of The Bank of New York, as Property Trustee, with respect to the Amended and Restated Trust Agreement of FPL Group Capital Trust II.

25(g) Statement of Eligibility on Form T-1 of The Bank of New York, as Property Trustee, with respect to the Amended and Restated Trust Agreement of FPL Group Capital Trust III.

25(h) Statement of Eligibility on Form T-1 of The Bank of New York, as Property Trustee, with respect to the Amended and Restated Trust Agreement of FPL Group Trust I.

25(i) Statement of Eligibility on Form T-1 of The Bank of New York, as Property Trustee, with respect to the Amended and Restated Trust Agreement of FPL Group Trust II.

25(j) Statement of Eligibility on Form T-1 of The Bank of New York, as Preferred Trust Securities Guarantee Trustee, with respect to the Preferred Trust Securities Guarantee Agreement of FPL Group Capital Trust II.

25(k) Statement of Eligibility on Form T-1 of The Bank of New York, as Preferred Trust Securities Guarantee Trustee, with respect to the Preferred Trust Securities Guarantee Agreement of FPL Group Capital Trust III.

25(l) Statement of Eligibility on Form T-1 of The Bank of New York, as Preferred Trust Securities Guarantee Trustee, with respect to the Preferred Trust Securities Guarantee Agreement of FPL Group Trust I.

25(m) Statement of Eligibility on Form T-1 of The Bank of New York, as Preferred Trust Securities Guarantee Trustee, with respect to the Preferred Trust Securities Guarantee Agreement of FPL Group Trust II.